UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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FLUOR CORPORATION
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March 19, 2021

Dear Fellow Stockholders:

On behalf of our Board of Directors, thank you for your investment in Fluor. Our Board appreciates that it is elected by you, our stockholders, to oversee the management of our Company for the long-term benefit of all stakeholders.

Since our last annual meeting of stockholders, our Board has continued to drive a number of changes to position Fluor for the future. One of our directors, David Constable, became CEO on January 1, 2021. On January 28, we held a Strategy Day with investors, where we unveiled our new strategy to become the preeminent leader of professional and technical solutions. At our Strategy Day event, we outlined four strategic priorities for value creation:

  •
  Driving growth across Fluor's portfolio;

  •
  Pursuing contracts with fair and balanced terms;

  •
  Reinforcing financial discipline; and

  •
  Fostering a high-performance culture with purpose.

We also announced a realignment into three segments: Urban Solutions, Mission Solutions and Energy Solutions. This better aligns our business with identified growth markets, accompanied by changes to our executive team.

You can find more information about our strategic and operational initiatives in our Annual Report to Stockholders that accompanies this proxy statement.

We are pleased to invite you to join us at our 2021 annual meeting of stockholders to be held on Thursday, May 6, 2021 at 8:30 a.m., Central Daylight Time. To support the health and well-being of our employees and shareholders, this year's meeting will again be held virtually via an audio webcast at www.virtualshareholdermeeting.com/FLR2021. At this year's meeting, we will vote on the election of ten directors and the ratification of the selection of Ernst & Young LLP as Fluor's independent registered accounting firm. We will also hold a non-binding advisory vote on the compensation of Fluor's named executive officers. Members of management will report on the Company's operations and respond to stockholder questions.

It is important that your shares be represented and voted at the annual meeting regardless of how many shares you own. Whether or not you plan to join the meeting, we encourage you to review our proxy materials and promptly cast your vote over the internet or by phone. Alternatively, if you receive a paper copy of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card or voting instruction card in the envelope provided. Voting in any one of these ways will ensure that your shares are represented at the meeting.

On behalf of our Board, we would like to thank Carlos Hernandez, our previous CEO and a former director, for his leadership and the integral role he played in stabilizing the Company during his tenure. We would also like to thank Peter Fluor for his many years of service and contributions to our Company. Peter will be retiring from the Board upon the expiration of his term at this year's annual meeting.

Our Board remains committed to serving your interests and greatly appreciates your continued support of our Company. We look forward to you joining us virtually on May 6th.

Sincerely,

Alan L. Boeckmann Executive Chairman	David E. Constable Chief Executive Officer

Notice of Annual Meeting of Stockholders

WHEN
Thursday, May 6, 2021 8:30 a.m. Central Daylight Time
WHERE
Online via webcast at www.virtualshareholdermeeting.com/FLR2021
RECORD DATE
Close of business on March 8, 2021

ITEMS OF BUSINESS
1.	The election of the ten directors named in the proxy statement to serve until the 2022 annual meeting of stockholders and until their respective successors are elected and qualified.
2.	An advisory vote to approve the Company's executive compensation.
3.	The ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2021.
Stockholders will also act on such other matters as may be properly presented at the meeting or any adjournment or postponement thereof.

All stockholders of record at the close of business on March 8, 2021 are entitled to receive notice of, and to vote at, the annual meeting and any adjournment of the meeting. Due to concerns related to the COVID-19 pandemic, the annual meeting of stockholders will be a virtual meeting, conducted exclusively online via audio webcast at www.virtualshareholdermeeting.com/FLR2021. There will not be a physical location for the annual meeting, and you will not be able to attend the meeting in person. Stockholders as of the record date may participate in the annual meeting online, vote, submit questions or view the list of registered stockholders during the meeting by visiting the meeting website and logging in with the control number on their proxy card or Notice of Internet Availability of Proxy Materials (the "Notice"). For additional information, see "Questions and Answers about the Annual Meeting and Voting: How Do I Attend the Annual Meeting?" on page 90. Please cast your vote by either voting your shares over the internet or by phone, as promptly as possible. Alternatively, if you have received paper copies of your proxy materials, please complete, sign, date and promptly return the proxy card or voting instruction card in the postage-prepaid return envelope provided, or follow the instructions set forth on the proxy card or voting instruction card to authorize the voting of your shares over the internet or by phone. Your prompt response is necessary to ensure that your shares are represented at the meeting. If you wish to receive paper copies of your proxy materials, including the proxy card or voting instruction card, please follow the instructions in the Notice.

By Order of the Board of Directors,

March 19, 2021 Irving, Texas	John R. Reynolds Executive Vice President, Chief Legal Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 6, 2021:

This proxy statement and the Company's 2020 Annual Report to Stockholders are available at www.proxyvote.com.
Please take time to vote your shares!

PROXY SUMMARY

This is a summary only and does not contain all of the information that you should consider in connection with this proxy statement. Please read the entire proxy statement carefully before voting.

GOVERNANCE HIGHLIGHTS

Our commitment to strong governance practices includes:

  ✓
  Annual director elections
  ✓
  Majority voting for directors in uncontested elections
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  Director mandatory retirement age
  ✓
  Annual board and committee self-evaluations
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  Annual evaluations of individual directors
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  Stockholder right to call special meetings
  ✓
  100% independent Board committees
  ✓
  8 out of 10 director nominees are independent
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  4 out of 10 director nominees are diverse (30% female and 20% racially or ethnically diverse)
  ✓
  Board membership criteria takes into consideration issues of diversity of thought and background (including but not limited to gender, race, ethnicity, and national background, geography and age)
  ✓
  Search process for new directors must include women and minorities in the pool of candidates
  ✓
  Independent lead director
  ✓
  Regular executive sessions of independent directors
  ✓
  Proxy access right
  ✓
  Executive compensation clawback policy
  ✓
  Stock ownership guidelines for directors and executive officers
  ✓
  Prohibition on hedging or pledging Company securities
  ✓
  No excise tax gross-ups in change-in-control agreements
  ✓
  Overboarding policy limiting directors' service to no more than 4 total public company boards
  ✓
  Active succession planning for CEO, Chairman and senior management

VOTING MATTERS

Stockholders are being asked to vote on the following matters:

Stockholders also will transact any other business that may properly come before the meeting.

FLUOR CORPORATION | 2021 PROXY STATEMENT i

HOW TO VOTE

You are entitled to vote at the 2021 annual meeting of stockholders if you were a stockholder of record at the close of business on March 8, 2021, the record date for the meeting.

Website References.    Website references throughout this document are provided for convenience only and the content on the referenced websites is not incorporated by reference in, and does not form a part of, this proxy statement.

ii FLUOR CORPORATION | 2021 PROXY STATEMENT

ELECTION OF DIRECTORS

Proxy Statement

March 19, 2021

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Fluor Corporation (the "Company" or "Fluor") of your proxy for use at the annual meeting of stockholders to be held online via audio webcast at www.virtualshareholdermeeting.com/FLR2021 on Thursday, May 6, 2021, at 8:30 a.m. Central Daylight Time, or at any adjournment or postponement thereof. This proxy statement is first being mailed or made available to stockholders on March 19, 2021.

The current mailing address of the principal executive offices of Fluor Corporation is 6700 Las Colinas Boulevard, Irving, Texas 75039. Please direct any communications to this mailing address.

PROPOSAL 1 — ELECTION OF DIRECTORS

Each of the Company's nominees are current directors, who were elected by stockholders at the 2020 annual meeting and whose terms will expire at the 2021 annual meeting. Each of Alan M. Bennett, Rosemary T. Berkery, Alan L. Boeckmann, David E. Constable, H. Paulett Eberhart, James T. Hackett, Thomas C. Leppert, Teri P. McClure, Armando J. Olivera and Matthew K. Rose has been nominated for election at the annual meeting to serve a one-year term expiring at the annual meeting in 2022 and until his or her respective successor is elected and qualified. Mr. Peter J. Fluor will be retiring from the Board effective upon the expiration of his term at the 2021 annual meeting. Accordingly, the Board has set the number of directors at ten, effective as of the 2021 annual meeting.

Each of the nominees listed above has agreed to serve as a director of the Company if elected. The Company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve. If any of the nominees decline or are unable to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the Board to fill the vacancy or (2) just for the remaining nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

Under the standard applicable to the Company's director elections, a director must receive the affirmative vote of a majority of the votes cast; except that directors shall be elected by a plurality of the votes cast if as of the record date for such meeting, the number of director nominees exceeds the number of directors to be elected (a situation we do not anticipate). A majority of the votes cast means that the number of shares voted "for" a director nominee must exceed the number of shares voted "against" that director nominee. If an incumbent director is not re-elected, the Governance Committee will consider his or her contingent resignation (given prior to the meeting) and make a recommendation to the Board on whether to accept or reject the resignation. The Board will then publicly announce its decision regarding whether to accept the resignation and, if not, the reasons why.

FLUOR CORPORATION | 2021 PROXY STATEMENT 1

ELECTION OF DIRECTORS

Director Nominees

As discussed further below under "Corporate Governance — Consideration of Director Nominees," the Governance Committee is responsible for reviewing with the Board, on an annual basis (and as needed), the composition of the Board to assess whether the skills, experience, characteristics and other criteria established by the Board are currently represented on the Board as a whole and in individual Board members, and to assess the criteria that may be needed in light of the Company's anticipated future needs. The Company's directors have experience with businesses that operate in industries in which the Company operates, such as oil and gas and infrastructure, and collectively have additional skills that are important to overseeing the Company's business, such as knowledge of construction services, financial matters, risk oversight and compliance, and familiarity with non-U.S. markets. The following pages highlight the specific experience, qualifications, attributes and skills that our individual directors possess which have led the Governance Committee to conclude that each such individual should continue to serve on the Company's Board, and therefore may not list all of the skills and experience that each director possesses.

Director Skills Matrix

2 FLUOR CORPORATION | 2021 PROXY STATEMENT

ELECTION OF DIRECTORS

Director Biographies

The following biographical information is furnished with respect to each of the nominees for election at the annual meeting.

ALAN M. BENNETT

Lead Independent Director Age: 70 Director Since: 2011 Board Committees: Audit (Chair since February 2020), Executive and Organization and Compensation Independent: Yes	POSITION AND BUSINESS EXPERIENCE
 President and Chief Executive Officer of H&R Block, Inc., a publicly traded entity providing tax, banking and business and consulting services, from 2010 until his retirement in 2011; Interim Chief Executive Officer of H&R Block from 2007 to 2008; Senior Vice President and Chief Financial Officer of Aetna Inc., a provider of health care benefits, from 2001 to 2007.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Bennett brings to the Board a deep understanding of business operations, finance, sales and marketing, developed through his experience as a former Chief Executive Officer, Chief Financial Officer and Vice President of Sales and Marketing. His leadership roles at H&R Block and Aetna provide the Board with valuable public company insights into business strategy and financial planning. In addition, he brings almost 40 years of experience in accounting and financial matters to our Audit Committee.

OTHER BOARD SERVICE

•

Director, Halliburton Company

•

Director, The TJX Companies, Inc.

ROSEMARY T. BERKERY

Age: 67 Director Since: 2010 Board Committees: Governance (Chair since September 2019), Audit and Executive Independent: Yes	POSITION AND BUSINESS EXPERIENCE
 Vice Chair of UBS Wealth Management Americas and Chair of UBS Bank USA, each a wealth management banking business, from 2010 until her retirement in April 2018; Vice Chairman, Executive Vice President and General Counsel of Merrill Lynch & Co., Inc., a global securities and financial services business, from 2001 to 2008; joined Merrill Lynch in 1983.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Ms. Berkery's broad range of experience in financial, business and legal matters makes her a valued member of the Board. Her experience leading a $50 billion wealth management bank allows her to provide valued counsel on matters such as finance, banking arrangements, global business strategies, marketing and market risks. In addition, her 35 years in the legal field make her an excellent resource to the Governance Committee and the Board on legal and compliance matters.

OTHER BOARD SERVICE

•

Director, Mutual of America Life Insurance Company

•

Director, The TJX Companies, Inc.

FLUOR CORPORATION | 2021 PROXY STATEMENT 3

ELECTION OF DIRECTORS

ALAN L. BOECKMANN

Executive Chairman Age: 72 Director Since: 2019 (with previous service from 2001 to 2012) Board Committees: Executive (Chair since May 2019) Independent: No	POSITION AND BUSINESS EXPERIENCE
 Executive Chairman (since 2019) of Fluor Corporation; non-executive Chairman of Fluor from 2011 until his retirement in 2012; Chairman and Chief Executive Officer of Fluor Corporation from February 2002 until his retirement in 2011; joined Fluor in 1979 with previous service from 1974 to 1977.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Boeckmann's experience as former Chairman and Chief Executive Officer of the Company, along with his 36 years of experience with the Company, give him a deep knowledge of the industries in which the Company operates as well as the Company's opportunities, challenges and operations. Additionally, his service as a director of other global public companies allows him to bring a diverse knowledge of strategy, finance and operations to our Board.

OTHER BOARD SERVICE

•

Director, Sempra Energy

•

Former director, Archer-Daniels-Midland Company

•

Former director, BP p.l.c.

DAVID E. CONSTABLE

Age: 59 Director Since: 2019 Board Committees: Executive Independent: No	POSITION AND BUSINESS EXPERIENCE
Chief Executive Officer (since January 2021) of Fluor Corporation; Executive Vice President, Office of the CEO of Fluor from December 2020 to January 2021; Chief Executive Officer (from 2011) and President (from 2014) of Sasol Limited, a publicly traded integrated chemicals and energy company, until his retirement in 2016; Group President, Project Operations at Fluor from 2009 to 2011; Group President, Power at Fluor from 2005 to 2009; first joined Fluor in 1982.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Constable, the Company's Chief Executive Officer, brings to the Board extensive experience with, and knowledge of, the Company's business and strategy. His prior 30 years of service at Fluor, including as Group President of both Project Operations and Power, and his perspective as a client earned during his role as Chief Executive Officer of Sasol, provide the Board with a unique perspective of the Company and its industry. In addition, his roles as a director at other public companies within the industries we operate give him the experience to provide valuable advice on commercial strategies and operational risk.

OTHER BOARD SERVICE

•

Director, ABB Ltd.

•

Former director, Rio Tinto Limited and Rio Tinto plc

•

Former director, Anadarko Petroleum Corporation

4 FLUOR CORPORATION | 2021 PROXY STATEMENT

ELECTION OF DIRECTORS

H. PAULETT EBERHART

Age: 67 Director Since: 2020 (with previous service from 2010 to 2011) Board Committees: Commercial Strategies and Operational Risk and Organization and Compensation Independent: Yes	POSITION AND BUSINESS EXPERIENCE
 Chair and Chief Executive Officer of HMS Ventures, a privately-held business involved with technology services and the acquisition and management of real estate, since 2014; President and Chief Executive Officer of CDI Corp., a provider of engineering and information technology outsourcing and professional staffing services, from 2011 through 2014; Chair and Chief Executive Officers of HMS Ventures from 2009 to 2011; President and Chief Executive Officer from Invensys Process Systems, Inc., a process automation company, from 2007 to 2009.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Ms. Eberhart's qualifications to serve on the Board include her many years of service as a Chief Executive Officer at both private and public companies. Her board service at other companies, including as a lead director at a public company, provides the Board with valuable corporate governance experience. In addition, her many years of service as an executive at Electronic Data Systems Corporation bring valuable operational, financial and accounting expertise to the Board.

OTHER BOARD SERVICE

•

Director, LPL Financial Holdings Inc.

•

Director, Valero Energy Corporation

•

Former director, Anadarko Petroleum Corporation

•

Former director, Cameron International Corporation

FLUOR CORPORATION | 2021 PROXY STATEMENT 5

ELECTION OF DIRECTORS

JAMES T. HACKETT

Age: 67

Director Since: 2016
(with previous service from 2001 to 2015)

Board Committees:
Organization and
Compensation (Chair since February 2020),
Commercial Strategies
and Operational Risk
and Executive

Independent: Yes

POSITION AND BUSINESS EXPERIENCE
 President of Tessellation Services, LLC, a privately-held consulting services firm, since 2020; Executive Chairman of Alta Mesa Resources, Inc., an onshore oil and gas acquisition, exploration and production company, from 2018 to 2020; Chief Executive Officer of Kingfisher Midstream, LLC, a wholly owned subsidiary of Alta Mesa, from 2018 to 2020; Interim Chief Executive Officer of Alta Mesa from 2018 to 2019; Partner of Riverstone Holdings LLC, an energy and power focused private investment firm, from 2013 to 2018; Executive Chairman of Anadarko Petroleum Corporation from 2012 until his retirement in 2013; Chief Executive Officer of Anadarko from 2003 to 2012.

Alta Mesa Resources, Inc. and Kingfisher Midstream, LLC, and certain of their subsidiaries, filed for protection under Chapter 11 of the United States Bankruptcy Code in September 2019 and January 2020, respectively.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Hackett has extensive knowledge of the global oil and gas industry. His several decades of executive experience, as well as his experience serving on other public company boards and as a former Chairman of the Board of the Federal Reserve Bank of Dallas, enable him to provide respected guidance on business strategy and financial matters, as well as perspective about the oil and gas and power markets.

OTHER BOARD SERVICE

•

Director, Enterprise Products Partners L.P.

•

Director, NOV Inc.

•

Former director, Alta Mesa Resources, Inc.

•

Former director, Cameron International Corporation

6 FLUOR CORPORATION | 2021 PROXY STATEMENT

ELECTION OF DIRECTORS

THOMAS C. LEPPERT

Age: 66 Director Since: 2019 Board Committees: Commercial Strategies and Operational Risk and Governance Independent: Yes	POSITION AND BUSINESS EXPERIENCE
 Chief Executive Officer of Kaplan, Inc. a provider of education services to colleges, universities and businesses from 2014 until his retirement in 2015; President and Chief Operating Officer of Kaplan from 2013 to 2014; Mayor of the City of Dallas from 2007 to 2011; Chairman and Chief Executive Officer of The Turner Corporation from 1999 to 2006, one of the largest construction services companies in the U.S.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Leppert's diverse leadership background in the public and private sectors, both as a corporate chief executive officer and elected political official, provide him with valuable experience in business, strategy, project management and governance. His prior service as Chief Executive Officer of The Turner Corporation, one of the nation's largest general building companies, provide the Board with unique insight and experience in the construction services industry.

OTHER BOARD SERVICE

•

Former director, Tutor Perini Corporation

•

Former director, W.S. Atkins PLC

TERI P. MCCLURE

Age: 57 Director Since: 2020 Board Committees: Audit and Governance Independent: Yes	POSITION AND BUSINESS EXPERIENCE
 Chief Human Resources Officer and Senior Vice President, Labor at United Parcel Service, Inc., the world's largest package delivery company and provider of global supply chain management services, from 2016 until her retirement in 2019; Senior Vice President, Legal, Compliance & Public Affairs, General Counsel & Secretary at UPS from 2006 to 2016; General Counsel at UPS from 2006 to 2006; joined UPS in 1995.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Ms. McClure's long tenure as a senior executive of a large, publically traded company make her a valued member of our Board. Her broad experience and expertise provide the Board with unique experience and knowledge in human capital strategy and executive compensation, as well as compliance and regulatory, corporate governance and legal matters.

OTHER BOARD SERVICE

•

Director, GMS,  Inc.

•

Director, JetBlue Airways Corporation

•

Director, Lennar Corporation

FLUOR CORPORATION | 2021 PROXY STATEMENT 7

ELECTION OF DIRECTORS

ARMANDO J. OLIVERA

Age: 71 Director Since: 2012 Board Committees: Commercial Strategies and Operational Risk (Chair since December 2020), Executive and Organization and Compensation Independent: Yes	POSITION AND BUSINESS EXPERIENCE
Senior Advisor, Ridge-Lane Limited Partners, a strategic advisory firm, since 2017 and Partner in the Ridge-Lane Sustainability Practice since 2018; President (from 2003) and Chief Executive Officer (from 2008) of Florida Power & Light Company, an electric utility that is a subsidiary of a publicly traded energy company, until his retirement in 2012; joined Florida Power & Light in 1972.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Olivera's tenure as the former President and Chief Executive Officer of one of the largest electric utilities in the United States provides him with extensive knowledge of financial and accounting matters, as well as a keen understanding of the power industry and its regulations. Additionally, his experience as a consultant and his role as a director of other public companies gives him the experience to provide valuable advice to our Board and its committees from a governance, sustainability and risk perspective.

OTHER BOARD SERVICE

•

Director, Consolidated Edison, Inc.

•

Director, Lennar Corporation

•

Former director, AGL Resources, Inc.

MATTHEW K. ROSE

Age: 61 Director Since: 2014 Board Committees: Audit and Organization and Compensation Independent: Yes	POSITION AND BUSINESS EXPERIENCE
Advisor to BDT Capital Partners, LLC, an investment and advisory firm specializing in family and founder-led companies, since 2019; Executive Chairman, Burlington Northern Santa Fe, LLC, a subsidiary of Berkshire Hathaway Inc. (and former public company) and one of the largest freight rail systems in North America ("BNSF"), from 2014 until his retirement in 2019; Chairman and Chief Executive Officer of BNSF from 2002 to 2014; joined BNSF in 1993.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS

Mr. Rose's qualifications to serve on the Board include his extensive leadership experience obtained from overseeing a large, complex and highly regulated organization, his considerable knowledge of operations management and business strategy and his deep understanding of public company oversight. In addition, his experience serving on other public company boards, as well as the board of the Federal Reserve Bank of Dallas, makes him a valuable member of our Board.

OTHER BOARD SERVICE

•

Director, AT&T Inc.

8 FLUOR CORPORATION | 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Corporate Governance Highlights

Fluor believes that good corporate governance practices promote the principles of fairness, transparency, accountability and responsibility and will help manage the Company for the long-term benefit of its stockholders. During the past year, we continued our annual practice of reviewing our corporate governance policies and practices, compare them to those suggested by various commentators on corporate governance and the practices of other public companies and engage with our stockholders on corporate governance issues.

The following list highlights some of our core governance values:

Proxy Access
Our proxy access bylaws give stockholders the ability to nominate and include director nominees in the Company's proxy materials. Proxy access is available to a stockholder, or group of up to 20 stockholders, that has owned at least 3% of our outstanding shares of common stock for at least three years, and can be used to nominate up to two directors or 20% of the Board (whichever is greater), provided that the requirements of the bylaws are met.

Annual Director Elections	All directors stand for election on an annual basis.

Annual Board Evaluations	We conduct annual evaluations of the Board, its committees and all individual Board members.

Stockholder Right to Call a Special Meeting	Holders of at least 25% of our outstanding shares of common stock have the right to call a special meeting of stockholders.

Majority Voting Provisions	Our corporate governance documents contain majority (as opposed to supermajority) voting provisions.

Director Independence
All directors, with the exception of our Executive Chairman and our Chief Executive Officer ("CEO"), are independent. We also have a Lead Independent Director who presides over executive sessions of the independent directors of the Board and approves agendas and schedules for Board meetings.

Each year, our Board reviews all committee charters and in our most recent review the Board updated each of the charters for:

  •
  the Audit Committee;
  •
  the Commercial Strategies and Operational Risk Committee;
  •
  the Governance Committee; and
  •
  the Organization and Compensation Committee.

In addition, in October 2020 the Board reviewed and updated the Company's Corporate Governance Guidelines. Among the changes made in the most recent review, our Corporate Governance

FLUOR CORPORATION | 2021 PROXY STATEMENT 9

CORPORATE GOVERNANCE

Guidelines were updated to require that, as part of the search process for each new director, the Governance Committee must include women and minorities in the pool of candidates (and instruct any search firm engaged by the Governance Committee to do so). You can access our current committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics for Members of the Board of Directors, as well as other information regarding our corporate governance practices, on our website at www.fluor.com under "Sustainability" — "Governance" — "Corporate Governance Documents." Our Code of Business Conduct and Ethics for Fluor employees can be found on our website at www.fluor.com under "Sustainability" — "Ethics and Compliance" — "The Code."

On March 24, 2020, the Board adopted a limited duration stockholder rights agreement designed to protect stockholders from efforts to capitalize on market volatility that was occurring in light of the COVID-19 pandemic. Under the terms of the rights agreement, as amended, the rights expire on March 24, 2021, unless earlier redeemed or exchanged.

Stockholder Engagement

Fluor has a long tradition of engaging with its stockholders and being responsive to their perspectives. In addition to our regular investor days organized by investor relations, we meet with stockholders on corporate governance and other topics of interest to them. Prior to adopting corporate governance initiatives, including those noted above, we consider the policies of our stockholders and solicit certain of their perspectives on potential courses of action. Fluor has engaged in outreach to investors on a number of topics over the last several years, including governance, sustainability and compensation. Since our last annual meeting, we conducted stockholder engagement on a number of topics, including the timely submission of financials, risk management, our CEO transition and our strategic goals. Our team reported to the Board on the investor feedback and, based on that feedback, we have enhanced our proxy statement disclosure regarding our directors' skills, approach to compensation and our sustainability efforts.

Sustainability

Fluor's sustainability mission envisions meeting the needs of our clients while conducting business in a socially, economically and environmentally responsible manner to the benefit of current and future generations, thereby creating value for all stakeholders. Fluor helps clients safeguard the environment, conserve energy, protect lives and strengthen economies and social structures of communities.

As a key priority for our sustainability program, we have committed to reduce our greenhouse gas emissions. At our Strategy Day in January 2021, we committed to achieving net zero emissions for Scopes 1 and 2 absolute greenhouse gas emissions by the end of 2023.

NET ZERO BY 2023 We have committed to achieving net zero scopes 1 and 2 GHG emissions by the end of 2023.

Fluor has a Sustainability Committee to oversee our sustainability policies, strategies and programs. The Sustainability Committee includes representatives of each of our business segments, as well as a cross-functional team of subject matter experts from communications, health, safety and environmental, investor relations and legal, who serve as advisors to the Sustainability Committee. In furtherance of the Board's commitment to sustainability, our Governance Committee reviews and receives reports from management on our sustainability efforts.

10 FLUOR CORPORATION | 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

You can read more about our client offerings, as well as our initiatives to develop a diverse workforce; our achievements in health, safety and environmental matters; our commitment to integrity and ethical business conduct; our proactive approach to community involvement and other sustainability efforts, by visiting the Fluor Corporation Sustainability Report at www.fluor.com under the "Sustainability" — "Sustainability Report" section. The Sustainability Report was developed using the Sustainability Accounting Standards Board and other standards. The Sustainability Report is provided for convenience only and the report and the website references throughout the document are not incorporated by reference in, and do not form a part of, this proxy statement.

Board Independence

In accordance with New York Stock Exchange ("NYSE") listing standards and our Corporate Governance Guidelines, our Board determines annually which directors are independent and, through the Governance Committee, oversees the independence of directors throughout the year. In addition to meeting the minimum standards of independence adopted by the NYSE, a director qualifies as "independent" only if the Board affirmatively determines that the director has no material relationship with the Company (either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company). A relationship is "material" if, in the judgment of the Board, the relationship would interfere with the director's independent judgment.

Our Board has adopted director independence standards for assessing the independence of our directors. These criteria include restrictions on the nature and extent of any affiliations the directors and their immediate family members may have with us, our independent accountants, organizations with which we do business, other companies where our executive officers serve as compensation committee members and non-profit entities with which we have a relationship. Our independence standards are included in our Corporate Governance Guidelines, which are available on our website at www.fluor.com under the "Sustainability" — "Governance" section.

The Board, as recommended by the Governance Committee, has determined that each of the Company's current directors and director nominees (other than Mr. Boeckmann and Mr. Constable) are independent of the Company and its management under NYSE listing standards and the standards set forth in our Corporate Governance Guidelines. The Board previously had determined that Mr. Constable was independent prior to his employment as an officer of the Company. In addition, the Board previously determined that Mr. Peter K. Barker and Ms. Deborah D. McWhinney, each of whom served on the Board during 2020, were independent. The Board also determined that each of the members of the Audit, Commercial Strategies and Operational Risk, Governance and Organization and Compensation Committees has no material relationship with Fluor and is independent within the meaning of the NYSE listing standards and Fluor's director independence standards for such committee.

Mr. Boeckmann and Mr. Constable are not independent under the NYSE listing standards and our Corporate Governance Guidelines because of their employment as the Executive Chairman and CEO of the Company, respectively.

Finally, the Board reviewed charitable contributions made to non-profit organizations for which Board members (or their respective spouses) serve as an employee or on the board of directors. Specifically, the Board considered that certain directors and/or their family members (Ms. Berkery, Mr. Hackett, Mr. Leppert, Mr. Olivera and Mr. Rose) are affiliated with non-profit organizations that received contributions from the Company in 2020, 2019 or 2018. No organization received contributions in a single year in excess of $100,000; and therefore these contributions fell well below the thresholds of the Company's independence standards.

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CORPORATE GOVERNANCE

Risk Management Oversight

The Board
As part of its oversight function, the Board monitors how management operates the Company. When granting authority to management, approving strategies and receiving management reports, the Board considers, among other things, the risks and vulnerabilities the Company faces. In addition, the Board discusses risks related to the Company's business strategy at the Board's annual strategic planning meeting. The Board also delegates responsibility for the oversight of certain risks to the Board's committees, each of which reports at least quarterly to the Board regarding the areas they oversee.

Audit Committee	Coordinates and communicates with the Board's Commercial Strategies and Operational Risk Committee regarding the Company's strategic and operational risks.

Reviews and discusses with management the Company's other most significant risks, methods of risk assessment, risk mitigation strategies, and the overall effectiveness of the Company's guidelines, policies and systems with respect to risk assessment and management, including policies and procedures for derivative and foreign exchange transaction and insurance coverage.

Considers risk issues associated with financial reporting, disclosure process, legal matters, regulatory compliance, cybersecurity and information technology, as well as accounting risk exposure.

Commercial Strategies and Operational Risk Committee
Reviews and discusses with management the Company's commercial strategies and operational risks, the Company's significant prospective and current projects, including major strategic and operational risks with respect to such prospects and projects, as well as the Company's risk identification, risk assessment and risk mitigation policies, procedures and practices for its strategic and operational risks.

Organization and Compensation Committee
Annually reviews the Company's compensation policies and programs, as well as the mix and design of short-term and long-term compensation, to confirm that our compensation programs do not encourage unnecessary and excessive risk taking.

Governance Committee
Responsible for overseeing issues that may create governance risks, such as board composition, director selection and the other governance policies and practices that are critical to the success of the Company.

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CORPORATE GOVERNANCE

  COVID-19 Risks

From the beginning of the COVID-19 pandemic, the Board has been engaged with management in identifying the strategic and operational risks to the Company from the pandemic. The Board has received regular updates from management regarding the impact of COVID-19 on the Company, including our employees, clients and the industries in which we operate. The Board's discussions have involved a diverse set of issues, including the health and safety of our employees and job sites, the impact of the pandemic on the communities where we are located, compliance with applicable laws and regulations and the pandemic's effects on our clients, operations and results. In addition, the Audit Committee, as part of its oversight of the Company's financial reporting processes, considered the design and operation of the Company's internal controls in the context of the COVID-19 environment.

  Cybersecurity Risks

Cybersecurity and information technology risks are important areas of focus for the Board, which views management of these risks as essential to our success. As part of its oversight function, the Board devotes significant attention to cybersecurity and information technology matters.

Our Board receives quarterly reports from management that address a broad range of cybersecurity and information technology topics, including technology trends, regulatory developments, data security policies and practices, cybersecurity incidents, current and projected threat assessments and ongoing efforts to prevent, detect and respond to critical threats. In addition, the Audit Committee regularly reviews and discusses with management risk issues associated with cybersecurity and information technology and policies and controls to mitigate those risks, and periodically meets with our Chief Information Officer to review and discuss cybersecurity risk management and related issues.

Board Leadership

The Chairman of the Board is elected by the Board on an annual basis based on the recommendation of the Governance Committee. The Governance Committee annually reviews the leadership structure of the Board and recommends changes to the Board as appropriate. As set forth in the Bylaws and the Corporate Governance Guidelines, the Board is empowered to choose any one of its members as Chairman of the Board. The Board has determined that different individuals should hold the positions of Chairman of the Board and CEO of the Company, with Mr. Boeckmann serving as Executive Chairman of the Board and Mr. Constable serving as CEO. The Board believes that this structure is best for the Company at the current time, as it allows Mr. Constable to focus on the Company's strategy, business and day-to-day operations, while enabling Mr. Boeckmann to focus on Board matters and serve as a liaison between the Board and the Company's senior management, headed by Mr. Constable. This structure also allows the Board to benefit from Mr. Boeckmann's prior experience and knowledge of the Company from his prior service as CEO. In his role as Executive Chairman, Mr. Boeckmann provides guidance and support to the CEO and senior management, presides over Board meetings, prepares the agenda for each Board meeting and performs such other duties as the Board may request from time to time.

To provide for independent leadership, the Board has also established a Lead Independent Director position, as it believes that the role of Lead Independent Director promotes effective governance when the Company has a non-independent Chairman. The Lead Independent Director serves for a term of three years and is elected by the independent directors. His or her duties are closely aligned

FLUOR CORPORATION | 2021 PROXY STATEMENT 13

CORPORATE GOVERNANCE

with the role of an independent chair. In particular, the Lead Independent Director's primary responsibility is to preside over and set the agenda for all executive sessions of the independent directors of the Board. The Lead Independent Director also:

  •
  approves agendas and schedules for meetings of the Board and information sent to the Board;
  •
  chairs Board meetings in the Executive Chairman's absence;
  •
  acts as a liaison between the independent directors and the Executive Chairman;
  •
  provides guidance on the director orientation process for new Board members;
  •
  consults and communicates with stockholders, as appropriate; and
  •
  monitors communications to the Board from stockholders and other interested parties.

The Lead Independent Director also has the authority to call executive sessions of the independent directors, as needed. In October 2020, the independent members of the Board designated Mr. Alan M. Bennett to serve as Lead Independent Director for a three-year term that will expire in October 2023.

The Board believes that its current leadership structure provides independent Board leadership and engagement. In addition, each of the Audit, Commercial Strategies and Operational Risk, Governance and Organization and Compensation Committees is composed entirely of independent directors. Consequently, independent directors directly oversee critical matters such as the compensation policy for executive officers, succession planning, our methods of risk assessment and risk mitigation strategies, our policies and practices related to corporate governance, the director nominations process, our corporate finance strategies and initiatives, and the integrity of our financial statements and internal controls over financial reporting.

Board Meetings and Committees

During 2020, the Board held nineteen meetings, one of which was a strategic planning session. Each of the current directors attended more than 75% of the aggregate number of meetings of the Board and of the Board committees on which he or she served and which were held during the period that each director served.

As discussed earlier, the Lead Independent Director presides over all executive sessions of the independent directors. Executive sessions of independent directors take place at each regular Board meeting according to our Corporate Governance Guidelines. During 2020, eleven executive sessions of the independent directors were held.

The Board has a policy that directors attend the annual meeting of stockholders each year. All twelve directors serving on the Board at that time attended the 2020 annual meeting of stockholders that was held virtually due to the COVID-19 pandemic.

Our Board has five standing committees:

  •
  Audit;
  •
  Commercial Strategies and Operational Risk;
  •
  Executive;
  •
  Governance; and
  •
  Organization and Compensation.

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CORPORATE GOVERNANCE

Each committee has a charter that has been approved by the Board. With the exception of the Executive Committee, each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Any recommended changes to the charters require approval by the Board. The table below shows the current chairs and membership of each committee, and the independence status of each director.

Director	Independent	Audit Committee	Commercial Strategies and Operational Risk Committee	Executive Committee	Governance Committee	Organization and Compensation Committee
Alan M. Bennett*	✓	C		•		•
Rosemary T. Berkery	✓	•		•	C
Alan L. Boeckmann**				C
David E. Constable				•
H. Paulett Eberhart	✓		•			•
Peter J. Fluor	✓			•	•
James T. Hackett	✓		•	•		C
Thomas C. Leppert	✓		•		•
Teri P. McClure	✓	•			•
Armando J. Olivera	✓		C	•		•
Matthew K. Rose	✓	•				•

* Lead Independent Director ** Executive Chairman C Chair    •    Member

During 2020, Messrs. Bennett and Leppert also served on the Special Committee that was formed to review the projects where we recorded charges in the first half of 2019 and other related issues. In addition, during 2020 Messrs. Constable and Olivera served on an ad hoc Strategic Review Committee to assist, advise and review the Company's strategic plans and initiatives.

AUDIT COMMITTEE

Members: • Alan M. Bennett, Chair* • Rosemary T. Berkery • Teri P. McClure • Matthew K. Rose*	Each of the members of the Audit Committee is independent within the meaning set forth in Securities and Exchange Commission (the "SEC") regulations, NYSE listing standards and our Corporate Governance Guidelines.

*Audit Committee Financial Expert, as determined by the Board.

Meetings During 2020:

Nine, including one to review the Company's 2019 Form 10-K and the proxy materials for the 2020 annual meeting. At the end of each of the four regular meetings of the committee, the members of the Audit Committee met privately with the Company's independent registered public accounting firm, with the Company's head of internal audit and other members of management.

Key Responsibilities:

In addition to the risk oversight responsibilities discussed above, the responsibilities of the Audit Committee and its activities during 2020 are addressed in the "Report of the Audit Committee" section of this proxy statement on pages 79 and 80. The Audit Committee also meets in executive sessions, at least quarterly, with the Company's independent registered public accounting firm, the head of internal audit and management. Meetings with management may include any or all of the CEO, the Chief Financial Officer, the Chief Legal Officer and the Chief Compliance Officer.

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CORPORATE GOVERNANCE

COMMERCIAL STRATEGIES AND OPERATIONAL RISK COMMITTEE

Members: • Armando J. Olivera, Chair • H. Paulett Eberhart • James T. Hackett • Thomas C. Leppert	Each of the members of the Commercial Strategies and Operational Risk Committee is independent within the meaning set forth in NYSE listing standards and our Corporate Governance Guidelines.

Meetings During 2020:

Seven. The committee also held numerous information sessions focused on specific project reviews.

Key Responsibilities:

The Commercial Strategies and Operational Risk Committee's primary responsibilities, which are discussed in detail within its charter, are to:

  •
  review and discuss with management the Company's commercial strategies and related risks, as well as the Company's significant prospective and current projects, including any major strategic and operational risks with respect to such prospects and projects;
  •
  discuss with management the Company's risk identification, risk assessment and risk mitigation policies, procedures and practices for its strategic and operational risks; and
  •
  see that the Board is regularly apprised of the Company's strategic and operational risks and associated risk mitigation policies, procedures and practices.

EXECUTIVE COMMITTEE

Members: • Alan L. Boeckmann, Chair • Alan M. Bennett • Rosemary T. Berkery • David E. Constable • Peter J. Fluor* • James T. Hackett • Armando J. Olivera	Each of the members of the Executive Committee is independent within the meaning set forth in NYSE listing standards and our Corporate Governance Guidelines, other than Mr. Boeckmann and Mr. Constable.
*Retiring from the Board at the 2021 annual meeting.

Meetings During 2020:

Three, including one to discuss individual director evaluations.

Key Responsibilities:

When the Board is not in session, the Executive Committee has all of the power and authority of the Board, subject to applicable laws, rules, regulations and the listing standards of the NYSE.

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CORPORATE GOVERNANCE

GOVERNANCE COMMITTEE

Members: • Rosemary T. Berkery, Chair • Peter J. Fluor* • Thomas C. Leppert • Teri P. McClure	Each of the members of the Governance Committee is independent within the meaning set forth in NYSE listing standards and our Corporate Governance Guidelines.
*Retiring from the Board at the 2021 annual meeting.

Meetings During 2020:

Seven.

Key Responsibilities:

The Governance Committee's primary responsibilities, which are discussed in detail within its charter, are to:

  •
  engage in succession planning for the Board;
  •
  identify qualified candidates to be nominated for election to the Board and directors qualified to serve on the Board's committees;
  •
  develop, review and evaluate background information for any candidates for the Board, including those recommended by stockholders, and make recommendations to the Board regarding such candidates. For information relating to nominations of directors by our stockholders, see "— Consideration of Director Nominees" below;
  •
  oversee the independence of directors;
  •
  develop, implement, monitor and oversee policies and practices relating to corporate governance, including the Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics for Members of the Board of Directors; and
  •
  oversee the annual evaluation of the Board, its committees and individual directors. For information relating to the annual evaluation process, see "— Board and Committee Evaluations" below.

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CORPORATE GOVERNANCE

ORGANIZATION AND COMPENSATION COMMITTEE

Members: • James T. Hackett, Chair • Alan M. Bennett • H. Paulett Eberhart • Armando J. Olivera • Matthew K. Rose	Each of the members of the Organization and Compensation Committee is independent within the meaning set forth in NYSE listing standards and our Corporate Governance Guidelines.

Meetings During 2020:

Eleven. Each of the four regular meetings included an executive session attended by the committee members and the committee's independent compensation advisor.

Key Responsibilities:

The Organization and Compensation Committee's primary responsibilities, which are discussed in detail within its charter, are to:

  •
  review and monitor the Company's top level organizational structure and senior management succession planning and recommend the appointment of executive officers and other corporate officers;
  •
  review and approve corporate goals and objectives relevant to the Executive Chairman and the CEO's compensation, evaluate (in consultation with the other independent directors) the achievement of those goals and recommend the compensation levels of the Executive Chairman and CEO to the independent directors;
  •
  set the overall compensation policy for the executive officers (other than the Executive Chairman and CEO, which is set by the Board), including base salary and annual and long term incentive awards, and approve compensation paid to such officers, considering the recommendations of the CEO;
  •
  review the compensation for non-management directors annually and recommend changes to the Board; and
  •
  with respect to human capital management oversight, review and, as appropriate, make recommendations to the Board regarding the Company's strategic employment and workplace policies, including those related to equal employment opportunity, nondiscrimination, diversity in the workplace, and environmental, health and safety.

In addition to the risk oversight responsibilities described above, the responsibilities of the Organization and Compensation Committee and its activities during 2020 are further addressed in the "Compensation Discussion and Analysis" section of this proxy statement. The Organization and Compensation Committee has the authority under its charter to delegate any portion of its responsibilities to a subcommittee denominated by it, when appropriate, but did not do so in 2020.

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CORPORATE GOVERNANCE

Board and Committee Evaluations

In order to monitor and improve their effectiveness, and to solicit and act upon feedback received, the Board and its committees engage in an annual formal self-evaluation process. As part of the self-evaluation process, directors consider various topics related to Board composition, structure, effectiveness and responsibilities. While the Board and each of its committees conduct the self-evaluations annually, the Board considers its performance and that of its committees continuously throughout the year and shares feedback with management. The self-evaluation process that the Board has historically used is conducted as follows:

Consideration of Director Nominees

    Diversity and Refreshment

The Board believes that our stockholders benefit when the Board, as a whole, includes individuals with a diverse range of backgrounds and experience to give the Board both depth and breadth in the mix of skills represented. Forty percent of our director nominees are diverse individuals, consisting of three women and two racially or ethnically diverse directors.

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CORPORATE GOVERNANCE

As provided in our Corporate Governance Guidelines, while all directors should possess business acumen and must exercise sound judgment in their oversight of our operations, the Board endeavors to include in its overall composition an array of targeted skills and experience in its overall composition rather than requiring each director to possess the same skills, perspectives and interests. Accordingly, the Board and Governance Committee consider the qualifications of directors and director nominees both individually and in the broader context of the Board's overall composition and the Company's current and anticipated future needs.

The Board and Governance Committee also understand the importance of board refreshment and aim to strike a balance between the knowledge that comes from longer-term service on the board with the new experience, ideas and energy that can come from adding directors to the Board. To that end, our Corporate Governance Guidelines provide that non-management directors may not stand for re-election after the end of the year in which they reach the age of 75. In addition, the Board and Governance Committee view the consistent focus on Board membership criteria, Board composition and size, as well as the anticipation of vacancies, to be integral parts of board refreshment. Each of these items is further discussed below.

    Director Qualifications

Our Corporate Governance Guidelines contain Board membership criteria that apply to current directors as well as nominees for director. The Governance Committee is responsible for reviewing with the Board on an annual basis (and as needed), and recommending to the Board, the skills, experience, characteristics and other criteria for identifying and evaluating Board members. The Governance Committee evaluates the composition of the Board annually (and as needed) to assess whether the criteria established by the Board are currently represented on the Board as a whole, and in individual directors, and to assess the criteria that may be appropriate in light of the Company's anticipated future needs. This annual review takes into consideration issues of diversity of thought and background (including but not limited to gender, race, ethnicity, national background, geography and age), experience, qualifications, attributes and skills. Certain criteria that our Board looks for in a candidate include, among other things, an individual's business experience and skills, judgment, independence, integrity, reputation and international background, the individual's understanding of such areas as finance, marketing, information technology, regulation and public policy, whether the individual has the ability to commit sufficient time and attention to the activities of the Board, the fit of the individual's skills and personality with those of other directors in building a Board that is effective, collegial and responsive to the needs of the Company, and the absence of any potential conflicts with the Company's interests. The Board assesses its effectiveness in achieving these goals in the course of assessing director candidates, which is an ongoing process, and in the context of its Board and committee evaluations.

    Identifying and Evaluating Nominees for Director

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, or skills or experience needs are identified, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through various means, including current Board members, professional search firms, stockholders or other persons. Under our Corporate Governance Guidelines, as part of the search process for each new director, the Governance Committee must include women and minorities in the pool of candidates (and instruct any search

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CORPORATE GOVERNANCE

firm engaged by the Governance Committee to do so). Candidates are evaluated at meetings of the Governance Committee, and may be considered at any point during the year. The Governance Committee reviews a variety of information about candidates, including materials provided by professional search firms, if applicable, or other parties suggesting the candidate. In evaluating candidates, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

    Stockholder Recommendations

The policy of the Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board as described above under "— Identifying and Evaluating Nominees for Director." If a stockholder properly recommends an individual to the Governance Committee to serve as a director, all recommendations are aggregated and considered by the Governance Committee at a meeting prior to the issuance of the proxy statement for our annual meeting. Any materials provided by a stockholder in connection with the recommendation of a director candidate are forwarded to the Governance Committee. In evaluating these recommendations, the Governance Committee assesses candidates in light of the membership criteria set forth under "— Director Qualifications" above and the Board's existing composition. Any stockholder wishing to recommend a candidate for consideration by the Governance Committee should submit a recommendation in writing demonstrating their share ownership and indicating the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as director. This information should be addressed to the Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Stockholders also have the ability to nominate directors for election in accordance with the Bylaws. See "2022 Annual Meeting of Stockholders — Advance Notice Procedures" and "— Proxy Access Procedures" on page 86 of this proxy statement, and Sections 2.04 and 2.10 of our Bylaws, which are included on our website at www.fluor.com under "Sustainability" — "Governance."

Related Person Transactions

The Company has adopted a written policy for the approval of transactions to which the Company is a party and in which the aggregate amount involved in the transaction will or may be expected to exceed $100,000 in any calendar year if any director, director nominee, executive officer, greater-than-5% beneficial owner or their respective immediate family members have or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

The policy provides that the Governance Committee reviews certain transactions and determines whether to approve or ratify those transactions. In doing so, the committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction. In addition, the Board has delegated authority to the chair of the Governance Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the chair is provided to the full Governance Committee for its review in connection with each regularly scheduled Governance Committee meeting.

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CORPORATE GOVERNANCE

The Governance Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include, but are not limited to:

  •
  employment of immediate family members of directors, director nominees, executive officers and greater-than-5% beneficial owners in non-executive positions with the Company;

  •
  business transactions with other companies at which a related person's only relationship is as an employee (other than an executive officer) if the amount of business falls below the thresholds in NYSE listing standards and the Company's director independence standards; and

  •
  contributions to non-profit organizations at which a related person's only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved does not exceed the lesser of $1 million or 2% of the organization's consolidated gross annual revenues.

Alan L. Boeckmann, the Executive Chairman of our Board and the Company's former CEO, receives distributions of deferred compensation and payments of supplemental benefits under arrangements that were previously disclosed and were approved by the Organization and Compensation Committee and the Board's independent directors at the time he served as CEO and for which he chose to receive annuity payments.

During 2020, the Company entered into a consulting agreement with its then CEO, Carlos M. Hernandez, in connection with his planned retirement from the Company on June 30, 2021. Following his retirement, Mr. Hernandez will provide advisory and consulting services to the Company through June 30, 2022 for a quarterly payment of $125,000.

Certain Legal Proceedings

Since September 2018, ten separate purported stockholders' derivative actions were filed against various current and former members of the Board, including our nominees other than Mses. Eberhart and McClure, as well as certain of Fluor's current and former executives. Fluor Corporation is named as a nominal defendant in the actions. The complaints generally allege federal securities law violations and breaches of the individuals' fiduciary duties, including for purported oversight failures, with regard to statements that were made concerning the company's internal and disclosure controls, risk management, revenue recognition and gas-fired power business, which statements the plaintiffs assert were materially misleading. While these proceedings are in early stages and no assurance can be given as to their ultimate outcomes, the Company does not believe it is probable that it will incur a loss.

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CORPORATE GOVERNANCE

Communications with the Board

Individuals may communicate with the Board and individual directors by writing directly to the Board c/o the Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Stockholders and other parties interested in communicating directly with the Lead Independent Director or with the independent directors as a group may do so by writing directly to the Lead Independent Director c/o the Secretary at the above address. The Lead Independent Director, with the assistance of Fluor's internal legal counsel, is primarily responsible for monitoring any such communications from stockholders and other interested parties to the Board, individual directors, the Lead Independent Director or the independent directors as a group, and provides copies or summaries of such communications to the other directors as he considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Lead Independent Director considers to be important for the directors to know. The Board will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate.

Compensation Committee Interlocks and Insider Participation

During 2020, Mr. Barker, Mr. Bennett, Ms. Eberhart, Mr. Hackett, Mr. Olivera and Mr. Rose served on the Organization and Compensation Committee. During 2020, there were no compensation committee interlocks between the Company and other entities involving the Company's executive officers and directors.

FLUOR CORPORATION | 2021 PROXY STATEMENT 23

PROPOSAL 2 — EXECUTIVE COMPENSATION

PROPOSAL 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking stockholders to vote on an advisory resolution to approve the compensation of the Company's named executive officers, as reported in this proxy statement.

We urge stockholders to read the "Compensation Discussion and Analysis" beginning on page 25, which describes in more detail how our executive compensation program operates and is designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables on pages 52 through 70, which provide detailed information on the compensation of our named executive officers.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the annual meeting:

  RESOLVED, that the stockholders of Fluor Corporation (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables in the Proxy Statement for the Company's 2021 annual meeting of stockholders.

This advisory resolution, commonly referred to as a "say on pay" resolution, is non-binding on the Board. Although non-binding, the Board and the Organization and Compensation Committee will review and consider the voting results when evaluating our executive compensation program. An advisory stockholder vote on the frequency of stockholder votes to approve executive compensation is required to be held at least once every six years. The Company last held an advisory vote on frequency in 2017. After consideration of the majority vote of stockholders at the 2017 annual meeting of stockholders in favor of an annual frequency and other factors, the Board decided to hold advisory votes to approve executive compensation annually until the next advisory vote on frequency. Accordingly, the next advisory vote to approve executive compensation will be held at the 2022 annual meeting of stockholders.

24 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the principles, objectives and features of our compensation program, as well as the decisions made under this program for 2020, for our named executive officers (referred to herein as the "named executives"). For 2020, our named executives were:

Name	Position as of December 31, 2020
Carlos M. Hernandez	Chief Executive Officer (through December 31, 2020)
Joseph L. Brennan	Executive Vice President and Chief Financial Officer (effective July 22, 2020)
Alan L. Boeckmann	Executive Chairman
David E. Constable	Executive Vice President, Office of the CEO (effective December 21, 2020)(1)
Garry W. Flowers	Executive Vice President, Construction, HSE and Risk
Rick Koumouris	Former Senior Advisor to the CEO (through September 22, 2020)
D. Michael Steuert	Former Executive Vice President and Chief Financial Officer (through July 21, 2020)

(1)
Mr. Constable was appointed CEO effective January 1, 2021.

Executive Summary

  Overview of 2020 Business Results

In 2020, our business was adversely affected by COVID-19 and the steep decline in oil prices that occurred in the early part of the year. Despite the challenging business environment that resulted from these forces, in September 2020 we completed our previously announced internal review, led by a Special Committee of the Board, into projects where we recorded charges in the first half of 2019 and other related issues. Following the Special Committee's review, we became current in our financial reporting and implemented a remediation plan that resulted from the Special Committee's review. We also announced several leadership changes during the year, including the appointments of our new CEO (effective January 1, 2021) and CFO (effective July 22, 2020).

Throughout the year, we focused on preserving cash and reducing costs to maintain our financial strength. At year-end, we had $2.2 billion in cash and marketable securities. Net losses attributable to Fluor from continuing operations in 2020 were $293.9 million, or $2.09 per diluted share, compared to losses from continuing operations of $1.6 billion, or $10.89 per share for 2019.

  Compensation Decisions in Response to COVID-19

In April 2020, to conserve cash because of COVID-19 concerns, executive officers voluntarily agreed to a temporary 20% reduction in base pay that extended through September 2020. Our non-employee directors similarly agreed to a temporary 20% reduction in their cash retainer fees for Board service.

Due to the delayed filing of the Company's 2019 annual report on Form 10-K, as well as the impact of COVID-19, our Organization and Compensation Committee (the "Committee") determined that for 2020 only, the weightings of the performance measures for 2020 annual incentive awards for named executives would be: (i) 90% strategic performance and (ii) 10% safety. The strategic performance portion of the award was based on six Company-wide objectives set by the Committee for all executive officers, as further described below. Goals were initially established by the Committee

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COMPENSATION DISCUSSION AND ANALYSIS

mid-year and finalized in September, after the filing of our 2019 annual report on Form 10-K, to provide a necessary reference to prior year performance.

  Performance-Based Compensation

Our executive compensation program is designed to align the interests of our named executives with our stockholders and link real pay delivery with Company performance. As shown in the charts below, for 2020, 88% of our CEO's target total direct compensation ("TDC") and an average of approximately 76% of our other named executives' target TDC was in the form of annual or long-term incentives, where real pay delivery was variable depending on performance or price of the Company's common stock.

(1)
Target TDC consists of actual base salary, target annual incentive and the value of all long-term incentives on the date of grant. Other Named Executives' Target TDC does not include Mr. Constable, who was not included in the regular annual long-term incentive grants to named executives.

As noted above, our 2020 annual incentives for executive officers were paid in cash and earned based on six strategic measures (weighted 90%) and safety (weighted 10%). The strategic measures included recognition for individual and Company-wide achievement of six annual strategic goals: (1) cash-flow generation; (2) cost reduction and restructuring; (3) COVID-19 response; (4) execution excellence and risk management; (5) diversity and inclusion; and (6) other environmental, social and governance ("ESG") goals. Safety has been a consistent performance measure for our annual incentives for several years.

Our 2020 long-term incentives included a mix of restricted stock units ("RSUs"), performance-based equity awards ("Performance Awards") and non-qualified stock options. Performance Awards replaced our Value-Driver Incentive ("VDI") awards starting in 2020, and are paid in shares based on achievement of earnings per share ("EPS") and return on invested capital ("ROIC") goals over three one-year periods. Earned Performance Awards for executive officers are further adjusted based on the Company's three-year cumulative total shareholder return relative to companies in the S&P 500 on date of grant ("Relative TSR").

26 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

  Real Pay Delivery and Performance Alignment

The Committee accomplishes its goal of aligning real pay delivery with performance by establishing rigorous goals for our performance-based annual and long-term incentives that support our business strategy as well as long-term value creation for the Company and our shareholders.

Annual incentives were designed to recognize and reward key accomplishments in 2020 that supported our annual strategic priorities. We also continued our focus on the safety and well-being of our workforce. Despite the challenging business environment from COVID-19, our progress in advancing our strategic priorities is reflected in our increasing stock price performance beginning in the third quarter of 2020, following completion of our internal review and becoming current in our SEC filings. Average earned 2020 annual incentives for our named executives were 114% of target, and ranged individually from 109% to 118%. The 2020 awards were our first above target annual incentive payout in five years. As shown below for 2017 to 2019, annual incentives to named executives averaged 48% of target, ranging from 46% in 2019 to 49% in 2017 and 2018.

Average Annual Incentive Earned by Named Executives
(% of Target)
Years 2017-2020

FLUOR CORPORATION | 2021 PROXY STATEMENT 27

COMPENSATION DISCUSSION AND ANALYSIS

Long-term incentives represent a much more significant portion of named executive's annual compensation opportunity than annual incentives. Non-qualified stock options granted to named executives from 2017 through 2019 are underwater, with grant prices ranging from $27.72 in 2019 to $58.15 in 2018. Similarly because our performance has not met our rigorous goals, and our mid- to longer-range stock-price performance has been below historical norms, the value realized from performance-based long-term incentives that vested in 2017 through 2020 averaged approximately 8% of target value, ranging from a low of 0% in 2017 to 20% in 2018, as shown below.

VDI Awards Earned by Named Executives
(% of Target Value at Vesting)
Years 2017-2020

  Leadership Changes

In November 2020, we announced the appointment of Mr. Constable as our new CEO, effective January 1, 2021. Mr. Constable previously served as chief executive officer (from 2011) and president and chief executive officer (from 2014) of Sasol Limited, an integrated chemicals and energy company, until his retirement in 2016. Before joining Sasol Limited, Mr. Constable had a nearly 30-year career at the Company, serving in various leadership roles from 1982 to 2011. He returned to the Company's Board in 2019. Prior to his appointment as CEO, Mr. Constable began employment transitionally as an Executive Vice President, effective December 21, 2020.

In addition, Mr. Brennan was appointed as our new CFO, effective July 22, 2020. Prior to his appointment, Mr. Brennan served in a non-executive role as the Senior Vice President, Operations Controller of the Company since June 2020. Prior to that, he was the Company's Senior Vice President, Segment Controller — Energy & Chemicals from 2018 to 2020; and Vice President, Segment Controller — Energy & Chemicals from 2016 to 2018. Mr. Brennan joined Fluor in 1991.

As part of these leadership transitions, the Committee, with the advice of its independent compensation consultant, approved new compensation packages for each of Messrs. Constable and Brennan, which in Mr. Constable's case was approved by the Board, that are described below.

28 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

New CEO Compensation. In connection with his appointment as CEO, the Board approved the following compensation for Mr. Constable:

  •
  Base salary.  Mr. Constable's annualized base salary was set at $1,350,000, effective as of his employment by the Company on December 21, 2020.

  •
  Annual incentive.  Mr. Constable's 2021 annual incentive target award was set at 150% of base salary. Mr. Constable did not participate in the 2020 annual incentive plan.

  •
  Initial equity award.  Mr. Constable received a one-time equity grant of $5,000,000 on December 23, 2020, half in RSUs and half in performance-vesting stock options, both vesting in five equal annual installments beginning one year from grant. The stock options are exercisable only if the Company's stock price appreciates by at least 25% for a period of twenty consecutive trading days during the five-year vesting period.

  •
  Transition and Relocation Payment.  Mr. Constable received a cash transition and relocation payment of $1,000,000, subject to clawback if his employment voluntarily terminates within 12 months of his hiring.

When setting Mr. Constable's offer, the Committee took into account his unique position as having served as the chief executive officer of a large, publicly traded corporation with international operations while also having extensive knowledge and experience with the Company's operations, both through his prior employment at the Company and more recently as a director. The Committee also took into account the compensation provided to previous CEOs as well as competitive peer information from its consultant.

New CFO Compensation. In connection with his promotion to CFO on July 22, 2020, the Committee approved the following compensation for Mr. Brennan:

  •
  Base salary.  Mr. Brennan's 2020 annualized base salary was set at $500,000, pro-rated from his appointment as CFO on July 22, 2020.

  •
  Annual incentive.  Mr. Brennan's 2020 annual incentive target was increased to 85% of base salary, pro-rated from his appointment as CFO on July 22, 2020.

  •
  Long-term incentive award.  In connection with his promotion, Mr. Brennan received a one-time equity grant of $300,000 on September 30, 2020; 35% in RSUs, 50% in Performance Awards and 15% in non-qualified stock options, which is the same as regular long-term incentive grants to the other named executives described below under "Long-Term Incentives."

FLUOR CORPORATION | 2021 PROXY STATEMENT 29

COMPENSATION DISCUSSION AND ANALYSIS

Separation Arrangements with Departing Executives. In 2020, the Company entered into individual separation agreements with Mr. Hernandez and Mr. Koumouris specifying the terms of their respective departures from the Company. The Committee determined that the circumstances of each of these was equivalent to a termination without cause. Each of these agreements contains customary confidentiality and cooperation covenants, a release of claims and non-competition and non-solicitation restrictions that bind the departing executives and protect the Company.

  •
  Mr. Hernandez.  On October 30, 2020, the Company entered into an agreement with Mr. Hernandez, under which Mr. Hernandez ceased to serve as CEO and as a member of the Board on December 31, 2020. Through June 30, 2021, Mr. Hernandez will remain with the Company in a non-executive officer role serving as Special Advisor to the CEO and Chairman to provide transition services. Mr. Hernandez's compensation remained unchanged through December 31, 2020, including remaining eligible for his 2020 annual incentive payment. Under the agreement, as of December 31, 2020, Mr. Hernandez vested in the cash retention award granted to him in November 2019 and is entitled to a severance payment of $1.725 million, which is subject to recoupment if he competes against the Company, fails to provide transition services through June 30, 2021, or fails to sign a release of any claims against the Company. For his services during the transition period, Mr. Hernandez continues to receive his salary and participates in benefit programs available to non-executives. Provided that he signs a release after he retires from the Company on July 1, 2021, he will be paid a 2021 bonus of $862,500, and, as a retirement-eligible executive, will be eligible for continued vesting of his outstanding equity awards. Following his separation, Mr. Hernandez will serve as a consultant to the Company for an additional year for a quarterly payment of $125,000 and will be subject to a non-competition and non-solicitation agreement.

  •
  Mr. Koumouris.  On November 24, 2020, the Company entered into an agreement with Mr. Koumouris, under which Mr. Koumouris agreed to remain with the Company in a non-executive officer role to provide transitional services through June 30, 2021. In exchange for these services, Mr. Koumouris will receive the following payments and benefits: (1) a lump sum payment of AUD 795,145, paid following completion of the transitional services; (2) a pro-rated portion of his 2020 annual incentive award for the period between January 1, 2020 and September 22, 2020 and (3) his outstanding RSUs, VDI awards and stock options granted at least one year prior to his last day of employment remain eligible for continued vesting in accordance with their terms, subject to Mr. Koumouris's continued employment through the transition period.

30 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

  Compensation Governance Highlights

Our executive compensation policies reflect our strong focus on sound governance. As in prior years, the following practices and policies were in effect during 2020:

What we do	What we do not do

✓

Maintain robust stock ownership guidelines, including a 6x base salary requirement for the CEO.

✓

Maintain a clawback policy for performance-based compensation and forfeiture provisions in our equity awards.

✓

Provide a balanced program design that does not encourage behavior that could create material adverse risks to our business; and conduct an annual compensation risk assessment.

✓

Recognize diversity and inclusion and other ESG metrics in annual incentive determinations.

✓

Engage an independent compensation consultant for our fully independent Committee.

✗

No single trigger change-in-control agreements.

✗

No excise tax gross-ups in change-in-control agreements.

✗

No repricing of stock options without stockholder approval.

✗

No payments of dividends or dividend equivalents on unvested stock awards.

✗

No hedging, pledging and short-term trading of Company stock.

Changes to Executive Compensation for 2020

Effective in 2020, the Company's VDI awards were redesignated as Performance Awards. The number of earned shares under the Performance Awards will be determined based on the Company's performance using two equally rated measures: (i) ROIC and (ii) EPS. The number of earned shares will be modified based on the Company's Relative TSR. If the Company's Relative TSR is in the bottom one-third of the S&P 500, the earned shares will be decreased by 30%. If the Company's Relative TSR is in the top one-third of the S&P 500, the earned shares will be increased by 30%. No adjustments will be made if the Company's Relative TSR is in the middle one-third of the S&P 500.

FLUOR CORPORATION | 2021 PROXY STATEMENT 31

COMPENSATION DISCUSSION AND ANALYSIS

How Named Executive Compensation is Tied to Performance

We use a balanced approach to compensation with a variety of pay elements to support the attraction and retention of key executive talent necessary to run our business, and reward the achievement of both short- and long-term goals, the majority of which are directly linked to performance as described in the table below:

Component	Primary Purpose	Linkage to Performance
Base Salaries	Provide a market competitive, stable level of income to attract and retain top talent

•

Individual responsibility, performance and contributions to the Company, overall salary movements in the Compensation Peer Group, and internal pay equity are considered in determining initial salary levels and appropriate salary adjustments each year

Annual Incentives	Provide annual cash compensation for achievement of annual performance goals

•

Pays out based on Company achievement of near-term objectives that support long-term value creation.

•

For the reasons noted above, for 2020 only the weightings of the performance measures for named executives were: (i) 90% strategic performance and (ii) 10% safety.

•

Completely at-risk, depending on the level of actual performance against the established criteria

Long-Term Incentives
Performance Awards (50% of 2020 LTI)	Provide a stock-based incentive and retention vehicle linked to formulaic financial and Relative TSR measures that focus named executives on the creation of long-term value

•

Performance Awards are earned based on performance against annual EPS and ROIC criteria averaged over three one-year periods, and modified based on the Company's Relative TSR

•

Vest at the end of the performance period, aligning the interests of named executives with those of long-term stockholders by focusing named executives on the Company's financial and Relative TSR performance over a multi-year period

•

Completely at-risk, depending on actual performance against the relevant measures and Relative TSR

32 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Component	Primary Purpose	Linkage to Performance
Restricted Stock Units (35% of 2020 LTI)	Provide a long-term equity ownership and retention vehicle that is directly linked to stockholder value creation over time

•

Vest in equal thirds over three years, aligning the interests of named executives with those of stockholders by focusing named executives on the Company's financial performance over a multi-year period

•

Value is at-risk, increasing or decreasing with the stock price over the vesting period

Stock Options (15% of 2020 LTI)	Provide a long-term vehicle that is directly linked to growing the value of our stock price over time

•

Vest in equal thirds over three years and have a ten-year term, aligning the interests of named executives with those of stockholders by focusing named executives on long-term stockholder value creation

•

Completely at-risk, attaining value only if the stock price grows over the initial grant price

Components of 2020 Named Executive Compensation

  Base Salaries

The Company provides named executives with base salaries for a competitive, stable level of income, since other elements of their direct compensation are at-risk based on Company performance. The Committee reviews base salaries for named executives annually and upon a change in responsibilities.

In establishing and annually evaluating base salary levels, the Committee and, with respect to the CEO and Executive Chairman, the independent directors of the Board, consider the following factors:

  •
  The recommendations of the CEO with respect to the base salary levels of the named executives other than the CEO and Executive Chairman.

  •
  Compensation Peer Group data and general industry survey data for comparable positions prepared by the Committee's independent consultant.

  •
  Individual level of responsibility, performance and contributions to the Company.

  •
  Internal pay equity based on relative duties and responsibilities.

  •
  The Company's annual salary budget.

FLUOR CORPORATION | 2021 PROXY STATEMENT 33

COMPENSATION DISCUSSION AND ANALYSIS

Following the annual review at the beginning of 2020, the base salaries of Messrs. Hernandez, Boeckmann, Flowers, Koumouris and Steuert increased between 3.0% and 6.7%. The base salaries for Mr. Brennan and Mr. Constable were set at the time of their appointments in July 2020 and December 2020, respectively. The 2020 annualized base salaries for the named executives as of December 31, 2020 (and for Mr. Steuert, as of his last day of employment) were as follows:

Named Executive	2020 Base Salary
Carlos M. Hernandez	$1,150,000
Joseph L. Brennan	$500,000
Alan L. Boeckmann	$525,000
David E. Constable	$1,350,000
Garry W. Flowers	$600,000
Rick Koumouris	$501,400
D. Michael Steuert	$854,900

  Annual Incentives

Cash-based annual incentives are provided to motivate and reward named executives for achieving annual performance objectives. In 2020, each of the named executives, other than Mr. Constable, participated in the annual incentive award program and had a target annual incentive amount established as a percentage of annual base salary. This percentage reflects each named executive's respective organizational level, position and responsibility for achievement of the Company's strategic goals, and aligns with market practice.

The 2020 target annual incentives for each named executive who participated in the 2020 annual incentive award program are shown below. The final target annual incentives for participating named executives were as follows:

Named Executive	Percentage of Base Salary	Target Annual Incentive Amount
Carlos M. Hernandez	150%	$1,725,000
Joseph L. Brennan	60% (1)	$298,300
Alan L. Boeckmann	100%	$525,000
Garry W. Flowers	95%	$570,000
Rick Koumouris	85%	$398,410(2)
D. Michael Steuert	100%	$854,900(3)

(1)
Mr. Brennan's target annual percentage and incentive amount was pro-rated to reflect 50% of his base salary prior to his appointment as CFO and 85% on and after his appointment.

(2)
Mr. Koumouris's target annual incentive was pro-rated for the period between January 1, 2020 and September 22, 2020. Mr. Koumouris's pro-rated target annual incentive was AUD 517,300 and is shown in the table above based on an exchange rate of $0.7702 per AUD as of December 31, 2020.

(3)
Mr. Steuert forfeited his 2020 annual incentive in connection with his retirement in July 2020.

34 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Named executives could receive from zero to 200% of their target annual incentive amounts, depending on the extent that applicable performance goals were achieved. The types of measures, relative weightings and goals are determined by the Committee each year.

When determining performance measures and goals, the Committee considers the Company's annual operating plan and strategic priorities at the start of the year, as well as the Company's performance in the previous year. For 2020, due to the delayed filing of the Company's 2019 annual report on Form 10-K, as well as uncertainties regarding COVID-19, the Committee determined that for 2020 only, performance measures and weightings would be:

  •
  10% Safety.    Safety performance was assessed based on the Company's overall safety performance using both leading and lagging performance indicators.

  •
  90% Strategic Performance.    Strategic performance was measured against six annual strategic goals identified during the year for all named executives, which are outlined below (with 60% of the annual incentive based on the Company's achievement of the six annual strategic goals and 30% of the annual incentive based on each named executive's individual achievement of the same six annual strategic goals).

The 2020 annual strategic goals were agreed to by the Committee mid-year and finalized in September after the filing of the Company's 2019 annual report on Form 10-K, when the prior-year's performance was known. The 2020 annual strategic goals and key Company achievements are shown in the following table.

FLUOR CORPORATION | 2021 PROXY STATEMENT 35

COMPENSATION DISCUSSION AND ANALYSIS

Performance Measure	Annual Strategic Goal	2020 Key Company Achievements
Cash Flow Generation	Positive cash balance between $1.8-$2.0 billion.	✓ 2020 closing cash balance of $2.2 billion exceeded goal.
Cost Reduction and Restructuring	Achieve $100 million cost reduction and restructuring to strategically reposition the Company for profitable, sustainable growth.	✓ 2020 cost reductions of approximately $140 million exceeded goal.
COVID-19 Response	Business continuity and resumption while maintaining client relationships, project execution and employee engagement.	✓ Business units worked with clients to comply with regulatory and client requirements, as well as our focus on employee safety.
✓ Reinforced IT capabilities enabling our employees to support projects while working remotely.

✓

Developed our COVID-19 Infection Control and Prevention Plan, Global COVID-19 Task Force, Future Remote Working Task Force and local crisis management teams to address the pandemic and effects on employees.

Execution Excellence and Risk Management	Deliver global project execution success and adherence to our risk management processes and project pursuit rules.	✓ Enhanced risk management with in-depth reviews of prospects and corporate risk projects.
✓ Newly formed Commercial Strategies and Operational Risk Coimmittee improved the review of commercial strategies and project-related operational risks
✓ Completed a rigorous review of the Company's prior financial reporting, became current in our SEC filings and took appropriate remedial action.
Diversity and Inclusion	Advocate diversity and inclusion across all levels of the organization.

✓

Rolled out a new strategy to advance diversity, equity and inclusion, focused on four pillars: (i) championing an inclusive culture; (ii) recruiting, developing and retaining talent; (iii) enhancing employee experience and (iv) improving social progress and impact.

Other ESG	Implement a sustainability policy and reinforce a culture of social responsibility.	✓ Published our 2019 annual Sustainability Report.
✓ Committed to achieving net zero scopes 1 and 2 GHG emissions by 2023.

36 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Committee assigned weightings and ratings to each of the annual strategic goals based on the Company's achievements described above. In assessing performance, the Committee took into account the significant operational and organization-wide accomplishments of the management team in the context of the challenging economic environment created by COVID-19 and the steep decline in oil prices that occurred in the early part of 2020. The Committee also considered the broad restructuring plan that our CEO commenced in 2019, and our re-engagement with clients, subcontractors and suppliers to bring resolution to, or get clarification on, matters that arose under our prior leadership team, including outstanding disputes and claims, pending change orders, schedule extensions, accounts receivable and other project close out items. In evaluating the executives' success on these matters, the Committee took into account the fact that by the end of the year the Company's stock price had almost returned to pre-COVID-19 levels. The final overall weighted rating for the Company's achievement of the annual strategic goals was 1.16, as shown in the table below.

Measure	Annual Strategic Goal	Weight	Performance Rating	Weighted Rating (Max 2.00)
Cash Flow Generation	Positive cash balance between $1.8-$2.0 billion	20%	1.15	0.23
Cost Reduction and Restructuring	Achieve $100 million cost reduction and restructuring to strategically reposition the Company for profitable, sustainable growth	20%	1.10	0.22
COVID-19 Response	Business continuity and resumption while maintaining client relationships, project execution and employee engagement	10%	1.25	0.13
Execution Excellence and Risk Management	Deliver global project execution success and adherence to our risk management processes and project pursuit rules	30%	1.20	0.36
Diversity and Inclusion	Advocate diversity and inclusion across all levels of the organization	10%	1.20	0.12
Other ESG	Implement a sustainability policy and reinforce a culture of social responsibility	10%	1.00	0.10
Total		100%		1.16

FLUOR CORPORATION | 2021 PROXY STATEMENT 37

COMPENSATION DISCUSSION AND ANALYSIS

Thirty percent of the annual incentive was determined based on each named executive's individual achievements as measured against the same six strategic goals. The 2020 strategic goals and key achievements for each named executive participating in the 2020 annual incentive program were as follows:

Named Executive	Annual Strategic Goals	Key Achievements
Carlos M. Hernandez	✓ Achieve $100 million cost reduction and restructuring to strategically reposition the Company for profitable, sustainable growth	✓ Identified and implemented cost reductions exceeding 2020 goals.
	✓ Business continuity and resumption while maintaining client relationships, project execution and employee engagement.	✓ Led corporate response to COVID-19, as business units worked with clients to comply with regulatory and client requirements, while putting employee safety first.
	✓ Advocate diversity and inclusion across all levels of the organization	✓ Championed the establishment of regional inclusion councils to help advance diversity and inclusion throughout the Company.
Joseph L. Brennan	✓ Positive cash balance between $1.8-$2.0 billion	✓ 2020 closing cash balance of $2.2 billion exceeded goal.
	✓ Deliver global project execution success and adherence to our risk management processes and project pursuit rules	✓ Led finance team as Company became current in our SEC filings and took appropriate remedial action in response to our internal review.
Alan L. Boeckmann	✓ Deliver global project execution success and adherence to our risk management processes and project pursuit rules	✓ Newly formed Commercial Strategies and Operational Risk Committee improved the review of commercial strategies and project-related operational risk.
	✓ Implement a sustainability policy and reinforce a culture of social responsibility.	✓ Board committed to achieving net zero scopes 1 and 2 GHG emissions by 2023.
	✓ Advocate diversity and inclusion across all levels of the organization	✓ Increased Board diversity with the recruitment of two new diverse directors.
Garry W. Flowers	✓ Business continuity and resumption while maintaining client relationships, project execution and employee engagement	✓ Led the HSE team in response to COVID-19, with a focus on employee safety with our offices and on project sites.
	✓ Deliver global project execution success and adherence to our risk management processes and project pursuit rules	✓ Led corporate risk leadership with enhanced risk reporting and accountability.
Rick Koumouris	✓ Business continuity and resumption while maintaining client relationships, project execution and employee engagement	✓ Coordinated with clients to minimize COVID-19 project impact and implemented appropriate protocols at project sites.
	✓ Deliver global project execution success and adherence to our risk management processes and project pursuit rules	✓ Served as a senior advisor to the CEO on the operational strategic review of the Company and supporting the overall development of the Company's long-term strategy.

38 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Achievement of the individual strategic performance measure varied among the named executives because of the differences in responsibilities and individual accomplishments.

Each named executive's strategic performance rating, other than for Messrs. Hernandez and Boeckmann, was determined based on evaluations and recommendations by Mr. Hernandez that were assessed and subsequently approved by the Committee. In the case of the Messrs. Hernandez and Boeckmann, strategic performance was assessed by the independent directors of the Board after consideration of a recommendation from the Committee.

The final 10% of the annual incentive was determined based on achievement of the safety performance measure based on management's assessment of the overall safety performance of the Company, as reviewed and approved by the Committee. No named executive's aggregate compensation was materially affected by the level of achievement of this measure.

Once the level of achievement for each measure was determined, each named executive's overall performance rating was calculated by multiplying each measure's rating (which can range from 0.00 to 2.00) by its relative weighting, and then aggregating those amounts. The overall performance rating was then multiplied by the individual's target annual incentive amount to determine the annual incentive payment for each named executive. Based on performance, annual incentive award cash payouts averaged 114% of target for the named executives.

Other than Mr. Steuert, who forfeited his 2020 annual incentive in connection with his retirement, the 2020 target annual incentive percentages and amounts for each named executive who participated in the 2020 annual incentive program, as well as the actual annual incentive amounts to be paid, were as follows:

Named Executive	Percentage of Base Salary	Target Annual Incentive Amount	X	Overall Performance Rating	=	Annual Incentive Amount
Carlos M. Hernandez	150%	$1,725,000	X	1.13	=	$1,945,800
Joseph L. Brennan	60%(1)	$298,300	X	1.18	=	$352,000
Alan L. Boeckmann	100%	$525,000	X	1.13	=	$592,200
Garry W. Flowers	95%	$570,000	X	1.17	=	$666,900
Rick Koumouris	85%	$398,410(2)	X	1.09	=	$434,300

(1)
Mr. Brennan's target annual percentage and incentive amount was pro-rated to reflect 50% of his base salary prior to his appointment as CFO, and 85% of his base salary from and after his appointment as CFO.

(2)
Mr. Koumouris's target annual incentive award was pro-rated for the period between January 1, 2020 and September 22, 2020.

  Long-Term Incentives

The stockholder-approved 2017 Performance Incentive Plan allows the Committee to grant various forms of long-term equity incentives. The Committee's objectives in granting long-term equity awards are to motivate named executives and reward the achievement of superior operating results and total shareholder return, facilitate the attraction and retention of key management personnel and align the interests of management and stockholders through equity ownership.

FLUOR CORPORATION | 2021 PROXY STATEMENT 39

COMPENSATION DISCUSSION AND ANALYSIS

Named executives receive long-term incentive grants that reflect grant date accounting values (not ultimately earned amounts), based on market considerations as well as individual contributions, experience, advancement potential and internal pay equity. In 2020, when initially determining the compensation for Messrs. Hernandez, Boeckmann, Flowers and Koumouris, the Committee determined that Performance Awards would comprise approximately 50% of the long-term incentive grant to named executives, RSUs would comprise approximately 35% and non-qualified stock options would comprise approximately 15%. In connection with his promotion to CFO, Mr. Brennan received $300,000 in long-term incentives in the same proportion as the other named executives, which were granted at the same time as the other named executives. Mr. Brennan, who was not an executive officer when the original long-term incentive awards for the named executives were established in 2020, also received separate long-term incentive awards that are described below under "Other Compensation Decisions." Mr. Steuert, who retired before the long-term incentive grants were made, and Mr. Constable, who commenced employment with the Company in December 2020, did not receive an annual grant in 2020.

The Committee believes that the mix of long-term incentive components aligns the interests of named executives with those of stockholders by encouraging named executives to focus on long-term growth of the Company, while providing a balanced pay package that aligns with the Compensation Peer Group and mitigates potential compensation-related Company risk. In determining the relevant allocations, Performance Awards were valued at the target performance level (and converted into performance units based on the closing stock price on the 2020 grant date) and RSUs were valued at the fair market value (closing stock price) on the date of grant. RSUs and stock options vest one-third per year in each of the years following the grant date. Stock options have a ten-year term assuming continued employment.

The 2020 target annual long-term incentive award values approved by the Committee were as follows:

Named Executive	Performance Award Value	RSU Award Value	Non-Qualified Stock Option Award Value	Stock Growth Incentive Award Value	Total Long-Term Incentive Award Value
Carlos M. Hernandez	$3,287,500	$2,301,250	$986,250	—	$6,575,000
Joseph L. Brennan(1)	$300,000	$205,000	$45,000	$150,000	$700,000
Alan L. Boeckmann	$2,100,000	$1,470,000	$630,000	—	$4,200,000
Garry W. Flowers	$800,000	$560,000	$240,000	—	$1,600,000
Rick Koumouris	$550,000	$385,000	$165,000	—	$1,100,000

(1)
Mr. Brennan received $300,000 in long-term incentives upon his promotion to CFO, consisting of $150,000 Performance Awards, $105,000 in RSU awards and $45,000 in stock options, each on the same terms as the other named executives. The remaining amounts in the table reflect other long-term incentives granted in 2020 to Mr. Brennan for his service prior to being named CFO. The terms of these additional awards are described below under "Other Compensation Decisions."

The total value of the 2020 long-term incentive awards for Messrs. Hernandez and Boeckmann increased by approximately 25% and 53%, respectively, from 2019 levels to reflect their appointments as CEO and Executive Chairman, respectively, during 2019.

40 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Committee determines the dollar value of long-term incentive awards for named executives at the first regularly scheduled meeting of the Committee each year, which is typically held in January or February. The determinations are made at that time to coincide with the annual performance review. The equity awards are then granted on the third business day following the publication of our annual results, based on the closing stock price on that date. Although the Committee determined the dollar value of executives' 2020 long-term incentive awards in February 2020, the Committee did not grant the awards until September, after the Special Committee had completed its review of the Company's financial statements and the Company became current in its filings with the SEC, since the Company's SEC registration statement covering the 2017 Performance Incentive Plan could not be used while the Special Committee's review was on-going.

In December 2020, Mr. Constable received a one-time grant of equity awards with a value at grant of $5,000,000 in connection with his appointment as CEO. These awards are described separately above under "Leadership Changes."

  Performance Awards Granted in 2020

The Performance Awards granted to the named executives in 2020 are subject to a three-year performance period, which started on January 1, 2020 and ends on December 31, 2022. The awards will be earned based on actual performance for each year during the three-year performance period and will vest and be payable in shares in March 2023, subject to continued employment (except in the event of certain qualified terminations of employment) and performance achievement. Upon vesting, additional shares will be issued equal to the amount of any accrued dividends paid by the Company with respect to shares earned. The three-year performance period and vesting requirements are intended to facilitate retention of the participating executives and to link the value of the awards to long-term total shareholder return.

The Committee established the following 2020 performance criteria and relative weightings for the 2020 Performance Awards for named executives:

  •
  50% of the total award is based on EPS; and

  •
  50% of the total award is based on ROIC.

The Committee selected these criteria in October 2019 in response to the Company's discussions with stockholders, to increase transparency and support the Company's growth strategy, and after a review of the practices of the Compensation Peer Group by the Committee's independent consultant.

Each year, the Committee determines the actual achievement of the performance measures for the previous year. At the end of the three-year period, the Committee will average the performance from each year and determine the number of earned units by multiplying the number of target units by the average of the three annual performance ratings (which can range from zero to 200%). The number of earned shares for all named executives will then be modified based on the Company's Relative TSR. If the Company's Relative TSR is in the bottom third of the S&P 500, the earned shares will be decreased by 30%. If the Company's Relative TSR is in the top third of the S&P 500, the earned shares will be increased by 30%. No adjustment will be made if the Company's Relative TSR is in the middle third. In no event will the number of earned shares exceed two times the target number of shares.

FLUOR CORPORATION | 2021 PROXY STATEMENT 41

COMPENSATION DISCUSSION AND ANALYSIS

EPS represents diluted earnings per share attributable to Fluor Corporation from continuing operations. ROIC is calculated by dividing full year corporate net earnings attributable to Fluor Corporation from continuing operations (excluding after-tax net interest) by Net Invested Capital. Net Invested Capital is defined as total shareholders' equity (excluding accumulated other comprehensive income) plus total external long and short-term debt (excluding non-recourse debt) minus cash, current and non-current marketable securities more than $1.0 billion. EPS and ROIC exclude the following items that are not related to the Company's ongoing core business operations: (i) expenses, income, gains or losses and taxes related to discontinued or divested operations; (ii) the effect of changes in tax laws and accounting principles; (iii) restructuring charges; (iv) NuScale funding; (v) pension settlements; (vi) significant asset impairments; (vii) significant natural disasters; and (viii) significant litigation and regulatory costs and settlements.

The Committee believes that using three annual performance goals instead of a single three-year goal best orients executives to focus on long-term achievements, while avoiding disincentives or windfalls due to volatile economic factors such as commodity prices and currency exchange rates that are difficult to forecast and impact our operating margins and growth. The long-term financial measures are different from the annual incentive financial measures to avoid paying twice for the same performance, and there is a modifier for three-year Relative TSR performance to align pay with stockholder value. When setting these performance goals, the Committee considered the Company's past performance, business outlook and other corporate financial measures. The Committee also considered how likely it will be for the Company to achieve the goals. We believe that the target goals have been established at levels that should be appropriately difficult to attain. Goals above target are stretch goals and will require an increasingly challenging level of performance to be achieved.

A named executive's unvested award is subject to risk of forfeiture if, prior to vesting, the named executive's employment with the Company is terminated for any reason other than retirement, death, disability, or a qualifying termination within two years after a change in control of the Company.

42 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The eventual determination of the payout of 2020 Performance Awards for the named executives is illustrated below:

  Achievement for 2018-2020 VDI Awards

In 2018, the Committee granted VDI awards to certain of the named executives, which were subject to a three-year performance period. For each of the first two years of the performance period, the performance criteria and relative weightings for the 2018 VDI awards for named executives were as follows: 40% of the total award was based on average annual new awards gross margin percentage ("NAGM%"), 30% of the total award was based on average annual new awards gross margin dollars ("NAGM$") and 30% of the total award was based on return on assets employed ("ROAE"). For the third year of the performance period, the performance criteria and relative weightings for the 2018 VDI awards were the same as the 2020 Performance Awards, with 50% of the total award based on EPS and 50% of the total award based on ROIC. The performance targets were set each year during the performance period, and for 2020 were the same as the performance targets for the 2020 Performance Awards. Following each year of the performance period, the Committee determined the actual achievement of the performance measures for the previous year. At the end of the three-year period, the Committee averaged the performance outcomes and determined the number of earned units by multiplying the number of target units granted in 2018 by the average of the three annual performance ratings (which could range from 0.00 to 2.00). The number of earned units was then adjusted based on the Company's three-year cumulative TSR relative to the engineering and construction peers included in the Compensation Peer Group.

Based on the Company's performance over the performance period, the named executives each earned 19% of their target stock-settled VDI awards granted in 2018, as reflected in the Outstanding Equity Awards at 2020 Year End table on page 60. Taking into account the Company's stock price at the time of vesting, the dollar value realized on the 2018 VDI awards was 6% of the grant date target value.

FLUOR CORPORATION | 2021 PROXY STATEMENT 43

COMPENSATION DISCUSSION AND ANALYSIS

The 2018 VDI awards for Messrs. Brennan and Flowers, who were not executive officers in 2018, were based on the same performance measures as the first year of the 2018 VDI awards described above for the other named executives, calculated over a one-year period (the 2018 calendar year) with a three-year vesting period, and payable in cash. Except for this single year performance period, the performance criteria, relative weightings and 2018 performance targets for Messrs. Brennan and Flowers were the same as those of the other named executives, including being subject to adjustment using a relative TSR modifier measured solely over 2018.

The performance targets for each year of the performance period, together with the actual achievement and performance ratings, are set forth below.

	Performance Ranges
Measure	Min	Target	Max	Actual Achievement	Performance Rating
2018 Targets	(.25 rating)	(1.0 rating)	(2.0 rating)
NAGM%	3.7%	7.4%	11.1%	6.3%	0.71
NAGM$	$785.0	$1,568.0	$2,352.0	$1,747.0	1.23
ROAE	5.0%	9.0%	16.0%	5.6%	0.31
2018 Average Performance Rating				0.75	0.75

2019 Targets	(.25 rating)	(1.0 rating)	(2.0 rating)
NAGM%	4.0%	8.0%	12.0%	(5.2)%	0.00
NAGM$	$805.2	$1,608.4	$2,412.6	$(467.7)	0.00
ROAE	4.8%	9.7%	14.5%	(24.1)%	0.00
2019 Average Performance Rating				0.00	0.00

2020 Targets	(0.375 rating)	(1.0 rating)	(2.0 rating)
EPS	$0.82	$1.36	$1.90	$(0.71)	0.00
ROIC	4.2%	7.0%	9.8%	(2.40)%	0.00
2020 Average Performance Rating				0.00	0.00

2018–2020 Average Performance Rating				0.25	0.25
Relative TSR Modifier				–25%	–25%
Final VDI Rating				0.19	0.19

Other Compensation Decisions

  Pre-Executive Officer Compensation

Mr. Brennan was not an executive officer of the Company when the compensation levels and opportunities for the named executives were initially established in 2020. As a result, prior to his appointment as CFO, he participated in different compensation arrangements than the other named executives. As noted above, for 2020, Mr. Brennan's initial base salary was $340,000 and his target annual incentive was $170,000, or 50% of his base salary. Mr. Brennan was appointed as an executive officer on July 22, 2020. His target 2020 long-term incentive award value for the portion of his long-term incentive related to his employment before becoming an executive officer was $400,000, of which $100,000 was in the form of RSUs, $150,000 was in the form of a Performance Award and $150,000 in the form of a Stock-Growth Incentive Award. His RSU award vests in full on the third anniversary of the date of grant. His Performance Award is based on the same performance measures as the other named executives, including the Relative TSR modifier, but is payable in cash. The Stock Growth Incentive Award is a cash-settled award that vests in three

44 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

annual installments, with the cash payout for each tranche equal to the number of vested units multiplied by the Company's closing stock price on the date of vesting.

  Retention Awards

We periodically grant cash or equity retention awards to reflect competitive market situations, address specific project objectives or reinforce succession planning objectives. No retention awards were made to named executives in 2020.

  Changes to Executive Compensation for 2021

Effective in 2021, the weightings of the performance measures for annual incentive awards for named executives other than business group presidents will be: (i) 30% corporate net earnings, (ii) 30% cash flow from operations, (iii) 10% safety and (iv) 30% strategic performance. For business group presidents, the weightings and performance measures will be: (i) 15% corporate net earnings, (ii) 15% cash flow from operations, (iii) 30% business group earnings before income taxes, (iv) 10% safety, and (v) 30% strategic performance.

Other Elements of Named Executive Compensation

  Perquisites

In 2020, in lieu of reimbursement of typical perquisites, each of the named executives was paid a taxable monthly allowance as set forth in the "All Other Compensation" table on page 55. The Committee believes that these allowances are reasonable costs and are justified by the perceived value to the named executives. The allowances are intended to provide convenience considering the demands on the named executives and are considered an important part of a competitive compensation package. We do not pay for items such as automobile leasing or tax and financial planning, which are items that are typically reimbursed or paid directly by our peers. When determining the allowance amounts, the Committee considered the value of perquisites provided to similarly situated executives in our Compensation Peer Group. In addition, named executives are required to have a physical examination each year that is paid for by the Company, with results shared with the Company. Named executives may have spousal travel paid for by the Company only when it is for an approved business purpose, in which case a related tax gross-up is provided. Named executives can make personal use of charter aircraft in conjunction with a business purpose, but the named executive is required to reimburse the Company for the incremental operational cost of such personal use. Our 2020 perquisite costs, which are small in relation to total direct compensation, were below the median of the Compensation Peer Group.

  Executive Deferred Compensation Program

The named executives are eligible to participate in Fluor's Executive Deferred Compensation Program. The Company offers this program to provide retirement and tax planning flexibility and to remain competitive with other companies within our Compensation Peer Group and general industry. Please refer to the discussion in the Nonqualified Deferred Compensation section beginning on page 62 for a more detailed discussion of this program.

FLUOR CORPORATION | 2021 PROXY STATEMENT 45

COMPENSATION DISCUSSION AND ANALYSIS

  Severance and Change-in-Control Benefits

The Company maintains a severance policy pursuant to which each of the named executives would be eligible to receive cash severance in the event of a termination of employment by the Company without cause. The Company believes its severance policy assists in attracting and retaining qualified executives. The level of any cash severance payment is based upon salary and years of service at the time of separation. In addition, each named executive has a change-in-control agreement that provides additional payments and other benefits if the executive is terminated without cause or if the named executive terminates employment for good reason within two years following a change in control of the Company. The change-in-control agreements are designed to reinforce and encourage the continued attention and dedication of the executives without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control and to serve as an incentive to their continued commitment to, and employment with, the Company. All potential change-in-control payments are "double trigger," meaning a named executive must incur a qualifying termination of employment following a change in control to be eligible for these payments. In addition, if any excise taxes are triggered in connection with a change in control, our change-in-control agreements do not provide for a tax gross-up. The Company will, instead, automatically reduce any payments under the agreement to the extent necessary to prevent payments from being subject to those excise taxes, but only if by reason of the reduction, the executive's after-tax benefit of the reduced payments exceeds the after-tax benefit if such reduction were not made.

Please refer to the discussion under "Potential Payments Upon Termination or Change in Control" beginning on page 65 for a more detailed discussion of these arrangements. Severance and change-in-control benefits are provided to be competitive with the Compensation Peer Group.

Establishing Executive Compensation

  Compensation Philosophy, Objectives and Risk Assessment

The Committee has responsibility for establishing and implementing the Company's executive compensation philosophy. The Committee reviews and determines all components of named executives' compensation (other than with respect to the compensation of our CEO and Executive Chairman, which the Committee reviews and recommends for approval by our independent directors), including making individual compensation decisions and reviewing and revising the Company's compensation program and practices.

The Committee has established the following compensation philosophy and objectives for the Company's named executives:

  •
  Align the interests of named executives with those of the stockholders.  The Committee believes it is appropriate to tie a significant portion of executive compensation to the value of the Company's stock to closely align the interests of named executives with those of our long-term stockholders. The Committee also believes that executives should have a meaningful ownership interest in the Company and as such maintains and regularly reviews executive stock ownership guidelines.

  •
  Have a significant portion of pay that is performance-based.  Fluor expects superior performance. Our executive compensation programs are designed to reward executives when performance results for the Company and the executive meet or exceed stated

46 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

    objectives. The Committee believes that compensation paid to executives should be closely aligned with the performance of the Company relative to these objectives.

  •
  Provide competitive compensation.  The Company's executive compensation programs are designed to attract, retain and motivate highly qualified executives critical to achieving Fluor's strategic objectives and building stockholder value.

The Committee reviews the Company's compensation philosophy and objectives each year to determine if revisions are necessary considering market conditions, the Company's strategic goals or other relevant factors. In each of the last five years, the Committee determined that no revisions to the executive compensation philosophy and objectives were necessary, although the Committee has adjusted the specific elements of compensation used to implement its philosophy as the business and operating environment have evolved.

In addition, the Committee reviewed the incentive compensation we provide to our employees, including our named executives, and evaluated the mix of plans and performance criteria, the Committee's ability to exercise discretion over certain components of compensation and our risk management practices generally. Based on this review, the Committee believes that our compensation program is designed to appropriately align compensation with our business strategy and not to encourage behavior that could create material adverse risks to our business.

  Role of Independent Compensation Consultant

The Committee has the authority under its charter to engage, retain and terminate the services of outside legal counsel, compensation consultants and other advisors. In 2020, the Committee again engaged Frederic W. Cook & Co., Inc. ("FW Cook") to serve as its independent compensation consultant to advise the Committee on all matters related to executive and non-management director compensation. The compensation consultant conducts an annual review of the total compensation program for the CEO and the other named executives.

In 2020, as part of the Committee's oversight of certain aspects of risk, FW Cook conducted a broad-based review of the Company's compensation program and discussed its findings with the Committee, indicating that the Company's compensation programs do not encourage behaviors that would create material risk for the Company. FW Cook also provided written and verbal advice at Committee meetings, attended executive sessions of the Committee to respond to questions, and had individual calls and meetings with the chair of the Committee to provide advice and perspective on executive compensation issues. FW Cook was engaged by, and reports directly to, the Committee and does not perform any other services for the Company. The Committee has determined that FW Cook's engagement does not raise any conflicts of interest.

FLUOR CORPORATION | 2021 PROXY STATEMENT 47

COMPENSATION DISCUSSION AND ANALYSIS

  Peer Group Comparisons

In making compensation decisions, the Committee looks at the practices of our Compensation Peer Group. The Committee annually reviews with FW Cook the composition of the Compensation Peer Group and makes refinements if necessary, based on objective criteria established by the Committee.

Since 2009, the Committee has applied a generally consistent process and set of criteria for selection of the Compensation Peer Group. Potential peer companies were identified by assessing our direct competitors and key customers; companies commonly identified as peers of direct engineering and construction peers (based on disclosures in their most recent proxy statements); companies with generally comparable pay models; and companies with revenues and number of employees ranging from 0.25x to 4.0x of the Company's revenues and employees, and market capitalization ranging from 0.2x to 5.0x of the Company's market capitalization, subject to exception for direct competitors and other engineering and construction peers.

For 2020, the Committee determined that the peer group selection criteria should remain unchanged and no changes were made to the peer group. The companies comprising Fluor's Compensation Peer Group for purposes of establishing 2020 compensation were:

• AECOM Technology Corporation*	• Jacobs Engineering Group Inc.*
• Cummins Inc.	• Johnson Controls International plc
• Deere & Company	• KBR, Inc.*
• Eaton Corporation plc	• L3 Harris Technologies
• EMCOR Group*	• McDermott International*
• Emerson Electric Co.	• PACCAR Inc.
• Icahn Enterprises	• Parker-Hannifin Corporation
• Ingersoll-Rand plc	• Quanta Services, Inc.*

*
Direct competitors and other engineering and construction peers.

The Committee reviews benchmarking comparisons prepared by its compensation consultant for each named executive against similar positions within the Compensation Peer Group.

  Role of Company Management in Compensation Decisions

Before the Committee makes decisions on executive compensation, the CEO reviews compensation for the other named executives other than himself and the Executive Chairman, and makes recommendations to the Committee based on their individual and group performance. Specifically, the CEO proposes to the Committee current year base salary adjustments, annual incentive award target percentages and long-term incentive grants for each of the other named executives. In addition, the Committee reviews and approves the compensation actually paid to the named executives after consideration of the recommendations made by the CEO. The Committee has discretion to modify named executives' compensation from the CEO's recommendation but did not exercise that discretion for the named executives with respect to 2020 compensation.

The independent members of the Board assess the CEO's performance each year. They also receive input from the Executive Chairman on the CEO's performance to determine the CEO's annual incentive payout for the prior year and to set target compensation for the following year, including any base salary adjustment, annual incentive award target percentage and long-term incentive grants. Each year the independent members of the Board also have a thorough discussion before determining the Executive Chairman's annual incentive payouts for the prior year and setting target compensation for the following year.

48 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Other Aspects of Our Executive Compensation Program

  2020 "Say-on-Pay" Advisory Vote

We hold an annual say-on-pay vote to approve our named executive compensation. At our 2020 annual meeting of stockholders, the compensation of our named executives was approved by stockholders, with approximately 84% of the votes cast for approval. The Committee evaluated the results of the 2020 advisory vote following the annual meeting. The Committee also considered many other factors in evaluating our executive compensation program, including the Committee's assessment of the interaction of our compensation plans with our corporate business objectives, evaluations of our program by the Committee's independent compensation consultant, including with respect to "best practices," and a review of data of our Compensation Peer Group. Taking all this information into account, the Committee did not make any changes to our 2020 executive compensation program and policies because of the 2020 say-on-pay vote, since most elements of compensation were established prior to the annual meeting. However, in response to an evaluation of market practices, the Committee approved changes to the company's annual program as discussed above under "Changes to Executive Compensation for 2021."

  Compensation Clawback Policy

The Company's clawback policy was expanded in 2020 to provide the Board or a Board committee with the discretion to recover compensation in the event of any material restatement of financial results, whether an executive officer or employee is individually "at fault." Under the expanded policy, in the event of a material restatement of the Company's financial results, the Board or a Board committee will evaluate the circumstances and may, in its discretion, recover from any current or former executive officer or employee the portion of any performance-based compensation earned by that executive or employee during the fiscal periods materially affected by the restatement that would not have been earned had performance been measured on the basis of the restated results.

Outside of our clawback policy, we also consider other potential recourse mechanisms as part of our approach to executive compensation. In addition to potential legal remedies and disciplinary or other employment actions that may be available to the Company, named executive compensation may be subject to forfeiture, recovery, or adjustment in a variety of circumstances under our other policies and agreements. These include: (i) our ability to pursue appropriate remedies for violations of our Code of Conduct; (ii) forfeiture of compensation if a named executive's employment is terminated for "cause" under the terms of our agreements with named executives, which includes, among other things, termination for dishonesty, fraud, willful misconduct, breach of fiduciary duty, conflict of interest, commission of a felony, material failure or refusal to perform job duties in accordance with Company policies, material violation of Company policy that causes harm to the Company or its subsidiaries or other wrongful conduct of a similar nature and degree; (iii) forfeiture and recovery of compensation in the event a named executive breaches applicable restrictive covenants; and (iv) potential downward adjustments by the Committee to pay opportunities or incentive plan payouts.

FLUOR CORPORATION | 2021 PROXY STATEMENT 49

COMPENSATION DISCUSSION AND ANALYSIS

  Stock Ownership Guidelines

Executive officers are required to hold Fluor common stock to align their financial interests with those of our stockholders. The Company maintains the following stock ownership guidelines for named executives based in the U.S.:

Role	Value of Shares or Share Units to be Owned
CEO	6 times base salary
Executive Chairman	3.5 times base salary
Other named executives	2 times base salary

Mr. Koumouris, who is an Australian employee, was required to hold at least $1 million in Company stock, which is approximately 2 times his base salary.

Named executives may sell shares of Fluor common stock if the guidelines are met after the sale. To the extent a named executive has not satisfied the guidelines, a named executive may only sell up to 50% of the net shares acquired from the exercise of stock options or the vesting of RSUs, VDI awards and Performance Awards. Unvested RSUs and earned but unvested VDI awards and Performance Awards are considered as owned by the named executive in determining whether the named executive has met the ownership guidelines. As of March 1, 2021, each of the named executives has satisfied these stock ownership guidelines, except Messrs. Constable and Brennan, who remain subject to the holding requirements.

  Restrictions on Certain Trading Activities, including Short Sales, Hedging and Pledging

Our insider trading policy prohibits all directors, employees (including executive officers) and contractors of the Company and its subsidiaries from engaging in short term or speculative trading in Company securities. It is against the policy for directors and employees to trade in puts, calls or other publicly traded "over-the-counter" options in Company securities, or to sell Company securities short. In addition, directors and employees are prohibited from engaging in any hedging or monetization transactions involving Company securities (such as zero cost collars and forward sale contracts).

Directors and employees are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan or otherwise. The policy does not prohibit broker-assisted exercise or settlement of equity awards granted by the Company that may involve an extension of credit only until the sale is settled, provided that any such transaction complies with the terms of the policy.

50 FLUOR CORPORATION | 2021 PROXY STATEMENT

ORGANIZATION AND COMPENSATION COMMITTEE REPORT

ORGANIZATION AND COMPENSATION COMMITTEE
REPORT

Management of the Company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Organization and Compensation Committee has reviewed and discussed it with management. Based on this review and discussion, the Committee recommended that the Compensation Discussion and Analysis be included in the proxy statement for the Company's 2021 annual meeting of stockholders.

The Organization and Compensation Committee
James T. Hackett, Chair Alan M. Bennett H. Paulett Eberhart Armando J. Olivera Matthew K. Rose

FLUOR CORPORATION | 2021 PROXY STATEMENT 51

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by or granted to each of the 2020 named executives in the relevant years. The 2020 named executives are the individual who held the position of principal executive officer in 2020, the two individuals who held the position of principal financial officer in 2020, and the three other highest paid executive officers. In addition, Mr. Koumouris, who served as an executive officer during a portion of 2020 but not as of December 31, 2020, is considered a named executive because his total compensation in 2020 would have placed him among the top five most highly compensated executive officers of the Company had he still been an executive officer as of December 31, 2020.

(a)	(b)	(c)		(d)		(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Carlos M. Hernandez	2020	$1,046,952		$1,750,000	(6)	$3,652,593	$986,259	$1,945,800	—	$1,855,028	$11,236,632
Chief Executive Officer	2019	$949,196		—		$3,836,522	$1,000,008	$586,400	—	$150,121	$6,522,247
	2018	$651,346		—		$2,942,476	—	$334,200	—	$124,827	$4,052,849
Joseph L. Brennan	2020	$411,698		$120,000	(7)	$406,373	$45,005	$352,000		$67,426	$1,402,502
Executive Vice President
and Chief Financial Officer
(effective July 22, 2020)
Alan L. Boeckmann	2020	$477,704		—		$2,188,842	$630,007	$592,200	—	$291,740	$4,180,493	(8)
Executive Chairman	2019	$323,084		$335,000		$1,350,068	$1,350,013	—	—	$292,818	$3,650,983
David E. Constable	2020	$51,925		$1,000,000	(9)	$2,746,342	$2,500,008	—	—	$295,023	$6,593,298
Executive Vice President,
Office of the CEO
(effective December 21, 2020)
Garry W. Flowers	2020	$544,908		—		$833,866	$240,002	$666,900	—	$68,688	$2,354,364
Executive Vice President	2019	$559,880		$150,000		$2,007,179	—	$773,050	—	$101,629	$3,591,738
	2018	$543,507		$100,000		$1,440,420	—	$915,925	—	$103,131	$3,102,983
Rick Koumouris	2020	$539,257	(10)	—		$657,434	$165,006	$434,300	$687,000	$35,618	$2,518,615
Former Senior Advisor to
the CEO
(until September 22, 2020)
D. Michael Steuert	2020	$776,421		—		—	—	—	—	$164,522	$940,943
Former Executive Vice	2019	$462,898		$316,700		$2,271,784	$787,509	—	—	$28,875	$3,867,766
President and Chief
Financial Officer
(until July 21, 2020)

(1)
The amounts in column (c) include salary earned, and any time off with pay utilized, during the year.

(2)
The amounts in column (e) represent the aggregate grant date fair value of the RSUs, Performance Awards, VDI awards and SGI awards granted in each year, calculated based on the closing price of the Company's common stock on the NYSE on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"). For 2020, this amount includes the value of the shares subject to the third tranche of the 2018 VDI awards, the second tranche of the 2019 VDI awards and the first tranche of the 2020 Performance Awards, for each of which the performance objectives were set in 2020. Under SEC rules, tranches are reported for the year in which performance objectives are set since that is when they have a reportable grant date fair value under ASC 718. Compensation for the remaining tranches of the 2019 VDI and 2020 Performance Awards will be reported in future Summary Compensation Tables as compensation for the year in which the performance objectives are established.

52 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION TABLES

  The grant date fair value of the 2018 and 2019 VDI award and 2020 Performance Award tranches reflected as compensation for 2020 is based on the closing stock price of the Company's common stock on the NYSE on the date of grant, adjusted upward by 14.16%, 3.71% and 2.69%, respectively, to reflect the impact of the Relative TSR modifier on those VDI awards and Performance Awards.

  The chart below details the grant date fair value of the (i) RSUs granted in 2020, (ii) third tranche of the 2018 VDI awards, (iii) second tranche of the 2019 VDI awards, (iv) first tranche of the 2020 Performance Awards based on target level performance and the assumptions described above, and (v) SGI awards granted in 2020, all of which are reported in the table as 2020 compensation. The amount for Mr. Constable includes $246,299 in RSUs granted for his service as a non-employee director prior to his employment with the Company. Neither Mr. Constable, who joined the Company as an employee in 2020, nor Mr. Steuert received Performance Award grants in 2020. In addition, Mr. Brennan and Mr. Flowers, who were employees of the Company prior to their appointments as executive officers, did not receive VDI award grants with three-year performance periods when they were not executive officers. With respect to each of the 2018 and 2019 VDI award and 2020 Performance Award tranches, the grant date fair value, assuming the highest level of performance is achieved, is equal to two times the value reflected in the chart below.

	Carlos M. Hernandez	Joseph L. Brennan	Alan L. Boeckmann	David E. Constable	Garry W. Flowers	Rick Koumouris	D. Michael Steuert
RSUs	$2,301,260	$205,008	$1,470,010	$2,746,342	$560,025	$385,006	—
2018 VDI	$87,849	—	—	—	—	$33,144	—
2019 VDI	$138,170	—	—	—	—	$51,016	—
2020 PA	$1,125,314	$51,348	$718,832	—	$273,841	$188,268	—
2020 SGI	—	$150,017	—	—	—	—	—
Total	$3,652,593	$406,373	$2,188,842	$2,746,342	$833,866	$657,434	—

  The 2020 amount in column (e) for Mr. Brennan does not include the grant date fair value of Mr. Brennan's 2020 cash-settled Performance Award, which is payable in cash, vests over a three-year period and is based on the same performance measures and Relative TSR modifier as stock-settled Performance Awards granted to other named executives. The earned amount of this award will be included in future Summary Compensation Tables in the year earned.

(3)
The amounts in column (f) represent the aggregate grant date fair value of options granted in each year. The fair value of these awards is based on the Black-Scholes option pricing model on the date of grant in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the "Stock-Based Compensation" footnote to the Consolidated Financial Statements of the Company, as included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

(4)
The amounts in column (g) represent amounts earned as annual incentive in each year.

(5)
The amounts in column (i) are detailed in a separate All Other Compensation table below.

(6)
This amount reflects a retention award granted to Mr. Hernandez in 2019 in the amount of $1,750,000 that was paid to him in December 2020.

(7)
This amount reflects a cash bonus of $120,000 paid to Mr. Brennan associated with his appointment as Chief Financial Officer.

FLUOR CORPORATION | 2021 PROXY STATEMENT 53

COMPENSATION TABLES

(8)
The present value of accumulated benefits under the US Executives' Supplemental Benefit Plan for Mr. Boeckmann was $1,403,000 on December 31, 2019 and $1,028,000 on December 31, 2020, which resulted in a change in pension value of ($375,000). This amount is not disclosed in column (h) above as the change in pension value was negative.

(9)
This amount includes a cash transition and relocation payment of $1,000,000 made in December 2020 associated with Mr. Constable's new role as CEO.

(10)
Amounts shown for Mr. Koumouris were paid in Australian Dollars but are shown using an exchange rate of 0.7702 US Dollars per AUD.

54 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION TABLES

ALL OTHER COMPENSATION

The following table describes each component of the All Other Compensation column (column (i)) of the Summary Compensation Table for 2020.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Company Contributions to Qualified and Nonqualified Defined Contribution Plans ($)(1)	Tax Gross-up ($)(2)	Perquisite Allowances ($)(3)	Other Perquisites ($)(4)	Other Payments ($)(5)	Total All Other Compensation ($)
Carlos M. Hernandez	$52,348	$201	$65,175	$12,304	$1,725,000	$1,855,028
Joseph L. Brennan	$14,762	$7,170	$21,400	$24,094	—	$67,426
Alan L. Boeckmann	$14,298	$1,316	$54,000	$9,789	$212,337	$291,740
David E. Constable	—	—	$5,925	$11,598	$277,500	$295,023
Garry W. Flowers	$26,866	$890	$32,400	$8,532	—	$68,688
Rick Koumouris	—	—	$35,618	—	—	$35,618
D. Michael Steuert	$14,134	$115	$45,375	$178	$104,720	$164,522

(1)
The amounts in column (b) represent contributions made by the Company to each individual's account in the Company's 401(k) plan and amounts credited by the Company into each individual's account in the Company's non-qualified deferred compensation plan. Contributions to the 401(k) plan and amounts credited to the non-qualified deferred compensation plan by the Company were made or provided on the same basis as provided to all other eligible salaried employees.

(2)
The amounts in column (c) represent the tax gross-up provided for business-related spousal travel and, with respect to Mr. Brennan, temporary living expenses.

(3)
The amounts in column (d) represent the aggregate perquisite allowance, which is paid monthly as a substitute for the Company reimbursing or paying for perquisites such as an automobile allowance, tax and financial planning, and club membership dues. To the extent any of the allowance was used for a business purpose, the amount of the allowance shown here was not reduced.

(4)
The amounts in column (e) represent the incremental cost for business-related spousal travel, the cost of business-related physical examinations, the cost of personal use of non-primary country clubs, the cost of temporary housing expenses for Messrs. Constable and Brennan, and the cost of company-paid premiums on non-management director life insurance for Mr. Constable for his service as a non-management director prior to his employment by the Company, each of which was less than $25,000. Named executives may also use our corporate travel agency to arrange personal travel, at no incremental cost to the Company.

(5)
The amounts in column (f) represent the following items: (i) for Mr. Hernandez, a separation payment equal to $1,725,000; (ii) for Mr. Boeckmann, monthly distributions of deferred compensation and payments of supplemental benefits totaling $212,337 under arrangements that were previously disclosed and were approved by the Organization and Compensation Committee and the Board's independent directors at the time he previously served as an executive officer and for which he chose annuity payments instead of a lump sum payment; (iii) for Mr. Constable, fees equal to $277,500 for his service as a non-management director prior to his employment by the Company, and (iv) for Mr. Steuert a cash payment equal to the value of his unused time-off with pay balance equal to $104,720.

FLUOR CORPORATION | 2021 PROXY STATEMENT 55

COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS IN 2020

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)	(k)	(l)
				Estimated Future Payouts Under Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)
Name	Type of Award(1)	Grant Date	Approval Date	Target (#)	Maximum (#)	Target ($)		Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Under- lying Options (#)(5)	Exercise or Base Price of Option Awards Per Share ($/sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)
Carlos M. Hernandez	RSU	9/30/2020	9/18/2020	—	—	—		—	261,210	—	—	$2,301,260	(7)
	SO	9/30/2020	9/18/2020	—	—	—		—	—	216,951	$8.81	$986,259	(8)
	2018 VDI	9/18/2020	9/18/2020	8,169	16,338	—		—	—	—	—	$87,849	(9)
	2019 VDI	9/18/2020	9/18/2020	14,143	28,286	—		—	—	—	—	$138,170	(10)
	2020 PA	9/30/2020	9/18/2020	124,385	248,770	—		—	—	—	—	$1,125,314	(11)
	AI	N/A	N/A	—	—	$1,725,000		$3,450,000	—	—	—	—
Joseph L . Brennan	RSU	9/30/2020	9/18/2020	—	—	—		—	11,919	—	—	$105,006	(7)
	RSU	9/30/2020	9/18/2020	—	—	—		—	11,351	—	—	$100,002	(7)
	SO	9/30/2020	9/18/2020	—	—	—		—	—	9,900	$8.81	$45,005	(8)
	2020 PA	9/30/2020	9/18/2020	5,676	11,352	—		—	—	—	—	$51,348	(11)
	2020 PC	9/30/2020	9/18/2020	—	—	$150,000		$300,000	—	—	—	—	(12)
	2020 SGI	9/30/2020	9/18/2020	—	—	—		—	17,028	—	—	$150,017	(13)
	AI	N/A	N/A	—	—	$298,300		$596,600	—	—	—	—
Alan L. Boeckmann	RSU	9/30/2020	9/18/2020	—	—	—		—	166,857	—	—	$1,470,010	(7)
	SO	9/30/2020	9/18/2020	—	—	—		—	—	138,585	$8.81	$630,007	(8)
	2020 PA	9/30/2020	9/18/2020	79,455	158,910	—		—	—	—	—	$718,832	(11)
	AI	N/A	N/A	—	—	$525,000		$1,050,000	—	—	—	—
David E. Constable	RSU	11/24/2020	11/24/2020	—	—	—		—	13,837	—	—	$246,299	(7)
	RSU	12/23/2020	12/23/2020	—	—	—		—	151,060	—	—	$2,500,043	(7)
	SO	12/23/2020	12/23/2020	—	—	—		—	—	276,360	$16.55	$2,500,008	(8)
Garry W. Flowers	RSU	9/30/2020	9/18/2020	—	—	—		—	63,567	—	—	$560,025	(7)
	SO	9/30/2020	9/18/2020	—	—	—		—	—	52,794	$8.81	$240,002	(8)
	2020 PA	9/30/2020	9/18/2020	30,269	60,538	—		—	—	—	—	$273,841	(11)
	AI	N/A	N/A	—	—	$570,000		$1,140,000	—	—	—	—
Rick Koumouris	RSU	9/30/2020	9/18/2020	—	—	—		—	43,701	—	—	$385,006	(7)
	SO	9/30/2020	9/18/2020	—	—	—		—	—	36,297	$8.81	$165,006	(8)
	2018 VDI	9/18/2020	9/18/2020	3,082	6,164	—		—	—	—	—	$33,144	(9)
	2019 VDI	9/18/2020	9/18/2020	5,222	10,444	—		—	—	—	—	$51,016	(10)
	2020 PA	9/30/2020	9/18/2020	20,810	41,620	—		—	—	—	—	$188,268	(11)
	AI	N/A	N/A	—	—	$398,410		$796,821	—	—	—	—
D. Michael Steuert	AI	N/A	N/A	—	—	$854,900	(14)	$1,709,800	—	—	—	—

(1)
The types of awards reported in this table are as follows: RSUs, Stock Options ("SO"), the third tranche of the 2018 VDI awards, the second tranche of the 2019 VDI awards, the first tranche of the 2020 stock-settled Performance Awards ("PA"), Mr. Brennan's 2020 cash-settled Performance Award ("PC") and 2020 Stock Growth Incentive award ("SGI"), and Annual Incentive ("AI").

(2)
Columns (e) and (f) show the target and maximum number of units for each individual under the third tranche of their 2018 VDI awards, the second tranche of their 2019 VDI awards, and the first tranche of their 2020 PA. The Committee has established threshold levels for the 2020 performance goals for each award, but not for the overall award. All potential payouts are performance driven and can be earned from 0 to 200% of target. The performance goals are described in the Compensation Discussion and Analysis beginning on page 41. The third tranche of the 2019 VDI award and the second tranche of the 2020 PA will be presented in the 2021 table. The third tranche of the 2020 PA will be presented in the 2022 table. All three tranches of the 2018 and 2019 VDI awards and 2020 PA, if earned, will vest in full on March 6, 2021, March 6, 2022, and March 6, 2023, respectively.

56 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION TABLES

(3)
Columns (g) and (h) show the target and maximum payouts for each individual of their 2020 annual incentive award. The Committee has established threshold levels for each of the performance goals, but not for the overall award. All potential payouts are performance driven and can be earned from 0 to 200% of target. The performance goals are described in the Compensation Discussion and Analysis beginning on page 34. These columns also include Mr. Brennan's 2020 PC which vests over a three-year period and is based on the same performance measures and Relative TSR modifier as the stock-settled 2020 PA granted to other named executives.

(4)
The amounts in column (i) represent the number of RSUs granted on September 30, 2020 as part of the 2020 long-term incentive awards. These RSUs vest one-third per year on March 6th in each of the three years following the grant date. This column also includes RSUs granted to Mr. Constable on November 24, 2020 for his service as a non-employee director prior to his appointment as our CEO, which are fully vested as of the grant date, and RSUs granted on December 23, 2020, which vest over five years in 20% annual installments beginning on the first anniversary of the grant date. In addition, this column includes the grants made to Mr. Brennan in the form of RSUs which vest in full on March 6, 2023 and a cash-settled 2020 SGI award, which vests one-third per year on February 21st in each of the three years following the grant date.

(5)
The amounts in column (j) represent the number of shares subject to nonqualified stock options granted on September 30, 2020. These options vest one-third per year in each of the first three years following the grant date. This column also includes options granted to Mr. Constable on December 23, 2020 with a five-year vesting period (vesting in 20% annual installments beginning on the first anniversary of the grant date) with vested options becoming exercisable only if the closing price of the Company's common stock on the NYSE on the date of grant appreciates by at least 25% for any period of 20 consecutive trading days before the end of the five-year vesting period.

(6)
The amounts in column (k) represent the exercise price of the nonqualified stock options, which was the closing price of the Company's common stock on the NYSE on the date of grant.

(7)
This amount represents the grant date fair value of RSUs granted as part of 2020 long-term incentive awards, except that for Mr. Constable it also includes RSUs granted for his service as a non-employee director, prior to his appointment as our CEO. For those RSUs granted on September 30, 2020, the value is computed in accordance with ASC 718, using the grant price of $8.81 per share, which was the closing price of the Company's common stock on the NYSE on the date of grant. For those RSUs granted on November 24, 2020, the value is computed in accordance with ASC 718, using the grant price of $17.80 per share, which was the closing price of the Company's common stock on the NYSE on the date of grant. For those RSUs granted on December 23, 2020, the value is computed in accordance with ASC 718, using the grant price of $16.55 per share, which was the closing price of the Company's common stock on the NYSE on the date of grant.

(8)
This amount represents the grant date fair value of nonqualified stock options granted. For those stock options granted on September 30, 2020, the value is computed in accordance with ASC 718, using a Black Scholes option pricing model value of $4.55 per option. For those stock options on December 23, 2020, the value is computed in accordance with ASC 718, using a Black Scholes option pricing model value of $9.05 per option.

FLUOR CORPORATION | 2021 PROXY STATEMENT 57

COMPENSATION TABLES

(9)
This amount represents the grant date fair value of the target number of shares subject to the third tranche of the 2018 VDI awards granted on September 18, 2020, using the grant price of $9.42 per unit, which was the closing price of the Company's common stock on the NYSE on September 18, 2020, the date the 2020 performance goals were approved, plus an adjustment upward by 14.16% for the Relative TSR modifier.

The upward adjustment derived from the Monte Carlo valuation method simulates a range of possible future stock prices for Fluor and each company in Fluor's E&C Peer Group over the 2018 VDI's three-year performance period using certain factual data and an assumed risk-free interest rate. The expected term was based on the 2.85-year remaining term of the 2018 VDI from the grant date, the expected volatility of 28.3% was based on the daily historical stock price volatility over the 2.85 years prior to the date of grant to conform to the term of the awards for the Company and the Peer Group, consistent with the methodology addressed in FASB ASC Topic 718, and the expected dividend rate for Fluor's stock of 0%, as we do not currently pay cash dividends. In addition, the risk-free rate of interest utilized was 2.38% which is based on government bond rates. Based on this methodology, the valuation of the 2018 VDI was 114.16% of the closing price of the Company's stock on the date of grant for 2018 VDI.

As described in footnote 2 of the Summary Compensation Table beginning on page 52, one-third of the shares subject to the 2018 VDI awards have a 2020 grant date fair value under applicable accounting standards and, therefore, are reported as 2020 compensation in the Summary Compensation Table and this Grants of Plan Based Awards Table. The grant date fair value of the first and second tranches of the 2018 VDI award were presented in the 2018 and 2019 tables, respectively.

(10)
This amount represents the grant date fair value of the target number of shares subject to the second tranche of the 2019 VDI awards granted on September 18, 2020, using the grant price of $9.42 per unit, which was the closing price of the Company's common stock on the NYSE on September 18, 2020, the date the 2020 performance goals were approved, plus an adjustment upward by 3.71% for the Relative TSR modifier.

The upward adjustment derived by the Monte Carlo valuation method simulates a range of possible future stock prices for Fluor and each company in Fluor's E&C Peer Group over the 2019 VDI's three-year performance period using certain factual data and an assumed risk-free interest rate. The expected term was based on the 2.85-year remaining term of the 2019 VDI from the grant date, the expected volatility of 33.9% was based on the daily historical stock price volatility over the 2.85 years prior to the date of grant to conform to the term of the awards for the Company and the Peer Group, consistent with the methodology addressed in FASB ASC Topic 718, and the expected dividend rate for Fluor's stock of 0%, as we do not currently pay cash dividends. In addition, the risk-free rate of interest utilized was 2.45% which is based on government bond rates. Based on this methodology, the valuation of the 2019 VDI was 103.71% of the closing price of the Company's stock on the date of grant for 2019 VDI.

As noted above, one-third of the shares subject to the 2019 VDI awards have a 2020 grant date fair value under applicable accounting standards and, therefore, are reported as 2020 compensation in the Summary Compensation Table and this Grants of Plan Based Awards Table. The grant date fair value of the first tranche of the 2019 VDI award was presented in the 2019 tables; and the grant date fair value of the remaining tranche of the 2019 VDI award will be presented in the 2021 tables.

58 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION TABLES

(11)
This amount represents the grant date fair value of the target number of shares subject to the first tranche of the 2020 PA granted to the named executives on September 30, 2020, using the grant price of $8.81 per unit, which was the closing price of the Company's common stock on the NYSE on the date of grant, plus an adjustment upward by 2.69% for the Relative TSR modifier.

The upward adjustment derived by the Monte Carlo valuation method simulates a range of possible future stock prices for Fluor and each company in the S&P 500 Index group over the PA's three-year performance period using certain factual data and an assumed risk-free interest rate. The expected term was based on the 2.25-year remaining term of the 2020 PA from the grant date, the expected volatility of 85.6% was based on the daily historical stock price volatility over the 2.25 years prior to the date of grant to conform to the term of the awards for the Company and the S&P 500 Index Group, consistent with the methodology addressed in FASB ASC Topic 718, and an expected dividend rate on Fluor's stock of 0%, as we do not currently pay cash dividends. In addition, the risk-free rate of interest utilized was 0.14% for PAs granted which is based on Daily Treasury Yield Curve rates. Based on this methodology, the valuation of the PAs granted in 2020 was 102.69% of the closing price of the Company's stock on the date of grant for 2020 PAs.

As noted above, only one-third of the shares subject to the 2020 PA granted to the named executives have a 2020 grant date fair value under applicable accounting standards and, therefore, are reported as 2020 compensation in the Summary Compensation Table and this Grants of Plan Based Awards Table. The grant date fair value of the remaining two tranches of the 2020 PA granted to the named executives will be presented in the 2021 and 2022 tables, respectively.

(12)
Mr. Brennan's 2020 PC is payable in cash and has a three-year performance period beginning January 1, 2020 and ending December 31, 2022. Columns (g) and (h) show the target and maximum payouts for Mr. Brennan's 2020 PC. The payout is performance driven, and could be earned from 0 to 200% of target.

(13)
Mr. Brennan's 2020 SGI award is payable in cash, which vests one-third per year on February 21st in each of the three years following the grant date. The cash payout amount for each tranche is equal to the number of units vested multiplied by the closing price of the Company's common stock on the NYSE on the vesting date.

(14)
Mr. Steuert forfeited his 2020 AI award upon his retirement.

FLUOR CORPORATION | 2021 PROXY STATEMENT 59

COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT 2020 YEAR END

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Carlos M. Hernandez	17,067	—	$70.76	2/28/2011	2/28/2021	324,921	$5,188,989	92,674	$1,480,004
	23,364	—	$62.50	2/27/2012	2/27/2022
	29,028	—	$61.45	2/25/2013	2/25/2023
	28,653	—	$79.19	2/21/2014	2/21/2024
	43,416	—	$59.05	2/23/2015	2/23/2025
	45,240	—	$55.35	2/23/2017	2/23/2027
	41,074	82,148	$29.50	5/16/2019	5/16/2029
	—	216,951	$8.81	9/30/2020	2/21/2030
Joseph L. Brennan	543	—	$62.50	2/27/2012	2/27/2022	43,438	$693,705	3,803	$60,734
	1,646	—	$61.45	2/25/2013	2/25/2023
	1,629	—	$79.19	2/21/2014	2/21/2024
	2,244	—	$59.05	2/23/2015	2/23/2025
	1,992	—	$46.07	2/23/2016	2/23/2026
	3,516	—	$55.35	2/23/2017	2/23/2027
	—	28,861	$19.25	10/17/2019	10/17/2029
	—	9,900	$8.81	9/30/2020	2/21/2030
Alan L. Boeckmann	55,450	110,900	$29.50	5/16/2019	5/16/2029	197,367	$3,151,951	53,236	$850,179
	—	138,585	$8.81	9/30/2020	2/21/2030
David E. Constable	—	276,360	$16.55	12/23/2020	12/23/2030	151,060	$2,412,429	—	—
Garry W. Flowers	5,640	—	$70.76	2/28/2011	2/28/2021	135,165	$2,158,586	20,281	$323,888
	13,350	—	$62.50	2/27/2012	2/27/2022
	20,319	—	$61.45	2/25/2013	2/25/2023
	18,624	—	$79.19	2/21/2014	2/21/2024
	26,640	—	$59.05	2/23/2015	2/23/2025
	28,902	—	$55.35	2/23/2017	2/23/2027
	—	52,794	$8.81	9/30/2020	2/21/2030
Rick Koumouris	9,162	—	$46.07	2/23/2016	2/23/2026	58,984	$941,975	17,390	$277,719
	8,697	—	$55.35	2/23/2017	2/23/2027
	—	36,297	$8.81	9/30/2020	2/21/2030
D. Michael Steuert	34,423	68,846	$27.72	6/01/2019	6/01/2029	30,586	$488,459	—	—
(1)
Options generally expire ten years from the grant date and, if unvested, vest one-third per year in each of the first three years following the grant date. Options granted to Mr. Brennan on October 17, 2019 vest in full three years from the grant date. Options granted to Mr. Constable on December 23, 2020 vest over five years (vesting in 20% annual installments beginning on the first anniversary of the grant date) with vested options becoming exercisable only if the closing price of the common stock on the date of the award appreciates by at least 25% for any period of 20 consecutive trading days before the end of the five year vesting period.

(2)
The amounts in column (g) include RSUs, SGI awards, and the earned number of units under 2018 VDI awards that remain subject to vesting based on continued service. The RSUs generally vest one-third per year on March 6th in each of the three years following the grant date. RSUs granted in November 2019 to Mr. Flowers vest in full on November 11, 2021 in accordance with the terms of his retention agreement. The SGI awards vest one-third per year on February 21st in each of the three years following the grant date. The earned number of units under the 2018 VDI awards vest in full approximately three years from the grant date, on March 6, 2021.

60 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION TABLES

(3)
The amounts in column (h) are determined by multiplying the amounts in column (g) by the closing price ($15.97) of the Company's common stock on the NYSE on December 31, 2020, the last trading day of the year.

(4)
The amounts in column (i) include (1) the first and second tranches of the 2019 VDI awards, reflecting below target performance for 2019 and 2020, and (2) the first tranche of the 2020 PA, reflecting below target performance for 2020. The 2019 VDI awards and 2020 PA will be adjusted for actual performance at the end of the corresponding performance period (December 31, 2021 and December 31, 2022, respectively) and will vest in full the following March 6th. The amounts of the 2019 VDI awards and 2020 PA in column (i) do not reflect the impact of the Relative TSR modifier, which will be applied at the end of the corresponding performance periods.

The following table provides the number of unvested VDI awards granted in 2019 and unvested 2020 PA, as adjusted for performance through December 31, 2020:

	Unvested VDI Awards and PA
Name	2019	2020	Total
Carlos M. Hernandez	9,335	83,339	92,674
Joseph L. Brennan	—	3,803	3,803
Alan L. Boeckmann	—	53,236	53,236
David E. Constable	—	—	—
Garry W. Flowers	—	20,281	20,281
Rick Koumouris	3,447	13,943	17,390
D. Michael Steuert	—	—	—
(5)
The amounts in column (j) are determined by multiplying the amounts in column (i) by the closing price ($15.97) of the Company's common stock on the NYSE on December 31, 2020, the last trading day of the year.

OPTION EXERCISES AND STOCK VESTED IN 2020

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Carlos M. Hernandez	—	—	48,866	$435,515
Joseph L. Brennan	—	—	2,245	$19,868
Alan L. Boeckmann	—	—	15,255	$139,126
David E. Constable	—	—	13,837	$246,299
Garry W. Flowers	—	—	21,331	$188,779
Rick Koumouris	—	—	9,050	$80,093
D. Michael Steuert	—	—	15,293	$186,575

A portion of the shares reported under column (d) are withheld or sold on behalf of the individual upon vesting to satisfy tax withholding obligations.

FLUOR CORPORATION | 2021 PROXY STATEMENT 61

COMPENSATION TABLES

NONQUALIFIED DEFERRED COMPENSATION

All U.S. executives, including the named executives, are eligible to defer compensation into the Executive Deferred Compensation Program ("EDCP"), which has a number of components. Executives may defer up to 100% of base salary, annual incentive awards and VDI payments that are paid in cash. The EDCP also allows executives to contribute between 1% and 20% of base salary to the Excess 401(k) portion of the plan, which allows contributions in excess of the Internal Revenue Code ("IRC") contribution limits for qualified retirement plans (which was $19,500 or $26,000, depending on the participant's age, in 2020).

In addition, the Company contributes to the Excess 401(k) portion of the plan any amounts that would have been contributed by the Company to the Company's 401(k) plan as matching or discretionary retirement contributions that are in excess of the IRC compensation limit on contributions ($285,000 in 2020) or were lessened by an IRC limit on participant elective deferrals. In 2020, the Company matched the first 5% of base salary deferred to the 401(k) plan or Excess 401(k) plan. Most U.S. salaried employees were eligible for the 5% match in 2020. Annual enrollment for the EDCP is in November, and elections are made with respect to compensation to be earned in the following year.

Amounts deferred are adjusted upward or downward based upon the performance of deemed investment choices available to the executives in the EDCP. The Company does not guarantee any rates of return. Executives may change their deemed investment selections on a daily basis.

For amounts deferred after 2004, distribution elections are made in conjunction with the plan year deferral elections. Distributions can be elected as a lump sum payment or in up to ten annual installments. Distribution payments are made in the month following retirement or termination, with the exception of officers of the Company, for whom no distributions will be made prior to six months after retirement or termination. In addition, executives can elect to receive a scheduled in-service distribution as a lump sum or in up to ten annual installments, with the payments commencing no sooner than one year following the end of the plan year of the deferral.

Distributions related to amounts deferred prior to January 1, 2005 are made at the time of retirement or termination and can be elected as a lump sum payment or in up to twenty annual installments. Distributions commence the January following retirement or termination.

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COMPENSATION TABLES

The table below shows executive and Company contributions made to the EDCP for each individual who participated in the EDCP in 2020, as well as the aggregate earnings and aggregate balance for amounts deferred under the EDCP.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in 2020 ($)(1)	Company Contributions in 2020 ($)(2)	Aggregate Earnings (Loss) in 2020 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2020 ($)(4)
Carlos M. Hernandez	$55,113	$39,001	$593,554	—	$5,562,946
Joseph L. Brennan	$1,154	$1,154	$117,219	—	$1,123,092
Alan L. Boeckmann	—	—	$94,891	($611,008)	$683,407
Garry W. Flowers	$13,616	$13,616	$398,884	—	$2,489,470
D. Michael Steuert	—	—	$2,053	($14,528)	$16,581

(1)
The amounts in column (b) represent contributions by each individual in 2020 to the Excess 401(k) portion of the EDCP. All amounts in column (b) are included in the Summary Compensation Table beginning on page 52 in the Salary column (column (c)) for 2020.

(2)
The amounts in column (c) represent contributions by the Company in 2020 for the individuals and include matching and discretionary contributions into the Excess 401(k) portion of the plan for the portion of base salary that was in excess of the IRC compensation limit on contributions. All amounts in column (c) are reported in the All Other Compensation column (column (i)) of the Summary Compensation Table beginning on page 52 and in the Company Contributions to Qualified and Nonqualified Defined Contribution Plans column (column (b)) of the All Other Compensation table on page 55.

(3)
None of the deemed investment earnings on vested or unvested deferred compensation, represented in column (d), are reflected in the Summary Compensation Table because the Company does not provide above market or preferential returns on nonqualified deferred compensation.

(4)
The amounts in column (f) represent the EDCP balance as of December 31, 2020 for each of the individuals and include amounts deferred and aggregate earnings from previous years. These amounts include contributions reported in the summary compensation tables from 2018 and 2019 as follows: Mr. Hernandez $254,938 and Mr. Flowers $155,117.

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COMPENSATION TABLES

PENSION BENEFITS

Mr. Koumouris holds an accumulated benefit in a defined benefit pension plan for employees in Australia. Payments from this plan are in a lump sum form, paid on leaving the Company.

The present value of Mr. Koumouris's defined benefit under this plan as of December 31, 2020, as detailed in the chart below, was $3,272,000 (4,252,664 AUD), calculated using a discount rate of 1.90% and based on an exchange rate of 0.7694 US Dollars per AUD as of December 31, 2020.

The table below provides certain information on the defined benefit retirement benefits available under the Australia Pension Plan to Mr. Koumouris as of December 31, 2020.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Year
Rick Koumouris	Australia Pension Plan	33.0	$3,272,000	—

(1)
The amount in column (c) represents Mr. Koumouris's years of service at December 31, 2020.

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COMPENSATION TABLES

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE IN CONTROL

The tables below reflect the amount of compensation that would have become payable to each of the named executives under existing plans and arrangements if the named executive's employment had terminated on December 31, 2020, given their compensation and service levels as of such date and, if applicable, based on the Company's closing stock price on December 31, 2020. These benefits are in addition to amounts previously earned and to which named executives are entitled, regardless of the occurrence of any termination of employment, including then-exercisable stock options and vested amounts contributed or credited under the EDCP, as well as benefits generally available to all salaried employees, such as amounts accrued and vested through the Company's retirement plans and payout of any accrued time off with pay (collectively, the "Pre-Termination Benefits"). The named executives are entitled to receive the Pre-Termination Benefits regardless of the manner by which their employment is terminated. As described under the scenarios set forth below, additional amounts may be received upon certain terminations, except upon a termination for cause in which case no additional amounts would be received.

The actual amounts that would be paid upon a named executive's termination of employment can only be determined at the time of such termination and may be higher or lower than as reported below due to, among other things, the time during the year of any such termination, the Company's stock price and the executive's age. In addition, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or to alter the terms of benefits described below, as the Committee determines appropriate.

The tables below do not include Messrs. Hernandez, Koumouris and Steuert, who stepped down from their respective positions during 2020. Messrs. Hernandez and Koumouris received payments in connection with their transitions pursuant to agreements with the Company that are described further under "Leadership Changes" beginning on page 28. In the case of Mr. Steuert, who retired in 2020, his unvested RSUs and options that were granted more than one year prior to his retirement date will continue to vest as previously scheduled, as described below under the heading "Payments Made Upon Voluntary Termination/Retirement." These outstanding awards are noted in the Outstanding Equity Awards at 2020 Year End Table above. Other than Pre-Retirement Benefits, Mr. Steuert received no payments in connection with his retirement.

Payments Made Upon Voluntary Termination/Retirement

As of December 31, 2020, Messrs. Hernandez, Boeckmann, Constable and Flowers were eligible for retirement based on the Company's age and years of service requirements, as was Mr. Steuert as of the date of his separation. For these named executives, it was assumed that in the case of voluntary termination, they would elect retirement from the Company. Mr. Brennan was not eligible for retirement and would not be entitled to compensation upon voluntary termination, other than his Pre-Termination Benefits.

In the event of the voluntary termination of a named executive who is eligible for retirement, in addition to the Pre-Termination Benefits, upon the named executive signing a non-competition agreement and assuming the named executive has held the award for at least one year from the date of grant, unvested RSUs, options, VDI awards and PAs will continue to vest as previously scheduled.

Amounts reported in the tables below assume that the above requirements have been met.

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COMPENSATION TABLES

Payments Made Upon Not for Cause Termination

Pursuant to Fluor's Executive Severance Policy, in the event of the termination without cause of a named executive, in addition to the Pre-Termination Benefits and, for retirement eligible named executive, the items identified above under the heading "Payments Made Upon Voluntary Termination/Retirement," the named executive will receive a cash severance benefit calculated as two weeks of base pay per year of service, with a minimum severance benefit of eight weeks and a maximum severance benefit of fifty-two weeks. In addition, upon Committee approval, the named executive may receive any annual incentive award earned during the year. Further, for Mr. Boeckmann, the cash retention award granted to him in 2019 would become immediately payable.

Amounts reported in the tables below assume that the Committee has approved the annual incentive payment at target, although the Committee retains discretion not to do so. For Mr. Brennan, any unvested PC or SGI awards will forfeit.

Payments Made Upon a Termination in Connection with a Change in Control

Pursuant to Fluor's Change in Control Agreements with our named executives, in the event of a qualifying termination of a named executive within two years following a change in control, in addition to the Pre-Termination Benefits:

  •
  named executives will receive a lump sum cash payment equal to 3 times (in the case of the CEO) or 2 times (in the case of the other named executives) the sum of (i) the named executive's highest annual base salary during the three years immediately preceding termination plus (ii) target annual incentive for the year, determined immediately prior to the date of the change in control or date of termination, whichever yields the higher amount;

  •
  the named executives will receive the annual incentive earned during the year in which the termination occurs, prorated through the last full month worked by the named executive during the year of termination;

  •
  any equity-based compensation awards, other than performance-based equity awards, will become fully vested and exercisable or settled; and

  •
  any remaining unvested performance-based equity awards granted in 2018 or later will immediately vest based on actual results for any performance periods ending prior to the change in control and at target performance levels for any performance periods ending after the change in control.

A qualifying termination, generally, is a termination of the named executive without cause or a resignation by the named executive for good reason. "Cause" includes the named executive's (i) fraud, (ii) conviction of a felony, (iii) material failure or refusal to perform his job duties in accordance with Company policies or (iv) a material violation of Company policy that causes substantial harm to the Company or its subsidiaries. "Good reason" includes a material diminution of the named executive's aggregate compensation or his authority, duties or responsibilities (including as a result of a material diminution of the budget over which he retains authority), or a material diminution in the authority, duties or responsibilities of the named executive's supervisor, but may also be triggered by a material breach of any agreement (including the change in control agreement) under which he provides services to the Company.

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COMPENSATION TABLES

No gross-up for excise taxes, if any, is payable under the change in control agreements. The Company will, however, automatically reduce any payments under the agreement to the extent necessary to prevent payments being subject to the excise tax, but only if by reason of the reduction, the after-tax benefit of the reduced payments to the named executive exceeds the after-tax benefit if such reduction were not made.

Further, for Mr. Boeckmann, the cash retention award granted to him in 2019 would become immediately payable. For Messrs. Brennan and Flowers, any remaining unvested performance-based cash awards granted in 2018 or later will immediately vest based on actual results for any performance periods ending prior to the change in control and at target performance levels for any performance periods ending after the change in control.

Payments Made Upon Death or Termination in Connection with Disability

In the event of death of a named executive or termination of employment of a named executive as a result of total and permanent disability, in addition to the Pre-Termination Benefits, the named executives would be entitled to:

  •
  the annual incentive earned during the year in which the termination occurs, prorated through the last full month worked by the named executive during the year of termination, and paid upon approval of the Committee;

  •
  any equity-based compensation awards, other than performance-based equity awards, held for one year or longer will become fully vested and exercisable or settled; and

  •
  any remaining unvested performance-based equity awards would vest as previously scheduled and be paid at actual performance if held more than one year.

For Messrs. Brennan and Flowers, any remaining unvested performance-based cash awards would vest as previously scheduled and be paid at actual performance if held more than one year.

Amounts reported in the tables below assume that the Committee has approved the annual incentive payment at target, although the Committee retains discretion not to do so.

The following tables show the potential payments that would be due to each named executive, in addition to the Pre-Termination Benefits, upon a voluntary termination; a termination without cause; a termination in connection with a change in control; and death or termination in connection with a disability occurring on December 31, 2020.

Joseph L. Brennan Not eligible for retirement	Voluntary Termination of Employment/Retirement		Not for Cause Termination of Employment		Termination of Employment in Connection with a Change in Control		Death or Termination due to Disability
Cash Severance Benefit	—	(1)	$500,000	(2)	$1,596,600	(3)	—	(1)
Annual Incentive Award	—	(4)	$298,300	(5)	$298,300	(6)	$298,300	(7)
Long-Term Incentive Awards
Stock Options	—	(8)	—	(8)	$70,884	(9)	—	(10)
Restricted Stock Units	—	(8)	—	(8)	$421,768	(9)	$50,146	(10)
Value Driver Incentive (VDI)	—	(8)	—	(8)	$145,450	(9)	$145,450	(10)
Performance Award (PA)	—	(8)	—	(8)	$182,187	(9)	—	(10)
Performance Cash (PC)	—	(8)	—	(8)	$115,500	(9)	—	(10)
Stock Growth Incentive (SGI)	—	(8)	—	(8)	$271,937	(9)	—	(10)
Total Value of Payments	—		$798,300		$3,102,626		$493,896

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COMPENSATION TABLES

Alan L. Boeckmann Eligible for retirement	Voluntary Termination of Employment/Retirement		Not for Cause Termination of Employment		Termination of Employment in Connection with a Change in Control		Death or Termination due to Disability
Cash Severance Benefit	—	(1)	$525,000	(2)	$2,100,000	(3)	—	(1)
Annual Incentive Award	—	(4)	$525,000	(5)	$525,000	(6)	$525,000	(7)
Long-Term Incentive Awards
Stock Options	—	(8)	—	(8)	$992,269	(9)	—	(10)
Restricted Stock Units	$487,245	(8)	$487,245	(8)	$3,151,951	(9)	$487,245	(10)
Value Driver Incentive (VDI)	—	(8)	—	(8)	—	(9)	—	(10)
Performance Award (PA)	—	(8)	—	(8)	$2,550,492	(9)	—	(10)
Retention Award	—	(11)	$1,750,000	(11)	$1,750,000	(11)	$1,750,000	(11)
Total Value of Payments	$487,245		$3,287,245		$11,069,712		$2,762,245

David E. Constable Eligible for retirement	Voluntary Termination of Employment/Retirement		Not for Cause Termination of Employment		Termination of Employment in Connection with a Change in Control		Death or Termination due to Disability
Cash Severance Benefit	—	(1)	$1,350,000	(2)	$2,700,000	(3)	—	(1)
Annual Incentive Award	—	(4)	—	(5)	—	(6)	—	(7)
Long-Term Incentive Awards
Stock Options	—	(8)	—	(8)	—	(9)	—	(10)
Restricted Stock Units	—	(8)	—	(8)	$2,412,428	(9)	—	(10)
Value Driver Incentive (VDI)	—	(8)	—	(8)	—	(9)	—	(10)
Performance Award (PA)	—	(8)	—	(8)	—	(9)	—	(10)
Total Value of Payments	—		$1,350,000		$5,112,428		—

Garry W. Flowers Eligible for retirement	Voluntary Termination of Employment/Retirement		Not for Cause Termination of Employment		Termination of Employment in Connection with a Change in Control		Death or Termination due to Disability
Cash Severance Benefit	—	(1)	$600,000	(2)	$2,340,000	(3)	—	(1)
Annual Incentive Award	—	(4)	$570,000	(5)	$570,000	(6)	$570,000	(7)
Long-Term Incentive Awards
Stock Options	—	(8)	—	(8)	$378,006	(9)	—	(10)
Restricted Stock Units	$1,143,420	(8)	$1,143,420	(8)	$2,158,585	(9)	$1,143,420	(10)
Value Driver Incentive (VDI)	$870,875	(8)	$870,875	(8)	$870,875	(9)	$870,875	(10)
Performance Award (PA)	—	(8)	—	(8)	$971,615	(9)	—	(10)
Total Value of Payments	$2,104,295		$3,184,295		$7,289,081		$2,584,295

(1)
A severance benefit would not have been paid in the event of voluntary termination/retirement, death or disability.

(2)
The named executive would have received a cash severance benefit of two weeks of base salary per year of service upon a termination without cause. The minimum severance benefit is eight weeks and the maximum is 52 weeks of pay. The severance benefit is paid in a lump sum upon termination.

(3)
The named executive would have received a lump sum cash payment equal to (x) the sum of (i) the named executive's highest annual base salary during the three years immediately preceding termination plus (ii) target annual incentive for the year, determined immediately prior to the date of the change in control or date of termination, whichever yields the higher amount, (y) multiplied by 3.0 in the case of the CEO and 2.0 for other named executives.

(4)
The named executive would have forfeited any portion of the award earned in the year upon voluntary termination or retirement.

68 FLUOR CORPORATION | 2021 PROXY STATEMENT

COMPENSATION TABLES

(5)
Upon Committee approval, the named executive may receive any annual incentive award earned during the year. This amount represents the 2020 annual incentive target and assumes approval. The annual incentive target for Mr. Brennan reflects his prorated annual incentive target for 2020.

(6)
The named executive would receive an annual incentive payment earned for the current year, prorated for whole months worked. This amount represents the 2020 annual incentive target.

(7)
Upon approval, the named executive may receive any annual incentive award earned during the year. This amount represents the 2020 annual incentive target and assumes approval. The annual incentive target for Mr. Brennan reflects his prorated annual incentive target for 2020.

(8)
For Messrs. Boeckmann, Constable and Flowers who are retirement eligible, this amount represents the value of unvested options, RSUs, 2018 VDI awards(based on actual performance) and 2019 VDI awards(at target) that they would have received if their voluntary retirement had occurred on December 31, 2020, with the reported value being based on the closing price of the Company's common stock on December 31, 2020 ($15.97). For Mr. Flowers, this amount includes the value of cash-settled 2018 and 2019 VDI awards (based on actual performance). The value of the long-term incentive awards granted in 2020 is not included in this amount because the awards would have been forfeited if Messrs. Boeckmann, Constable, and Flowers had retired on or before the first anniversary of the awards' grant date.

The value of such 2020 awards (at target for 2020 PAs and 2020 PCs) as of December 31, 2020 is shown below:

Name	Stock Options	RSUs	Performance Award Units	Performance Award Cash
Alan L. Boeckmann	$992,269	$2,664,706	$3,806,705	—
David E. Constable	—	$2,412,428	—	—
Garry W. Flowers	$378,005	$1,015,165	$1,450,172	—

  In the case of Mr. Brennan, pursuant to the terms of the applicable plan(s), he would have forfeited any unvested options, RSUs, SGI awards, VDI awards, PAs and PCs because he is not retirement eligible.

(9)
This amount represents the value of unvested options, RSUs, SGI Awards, VDI awards (both stock- and cash-settled), and 2020 PAs that would have become vested assuming a change in control and a qualifying termination on December 31, 2020, based on the closing price of the Company's common stock on December 31, 2020 ($15.97). Remaining unvested 2018 VDI units and VDI cash awards are reflected at actual performance. Remaining unvested 2019 VDI awards are reflected at actual performance levels for the 2019 and 2020 performance period and at target for the 2021 performance period. Remaining unvested 2020 PAs and 2020 PCs are reflected at actual performance levels for the 2020 performance period and at target for the 2021 and 2022 performance periods. Remaining unvested cash-settled 2019 VDI awards are reflected at actual performance levels for the 2019 one-year performance period.

FLUOR CORPORATION | 2021 PROXY STATEMENT 69

COMPENSATION TABLES

(10)
This amount represents the value of unvested options, RSUs, 2018 VDI awards (based on actual performance) and 2019 VDI awards (at target) as of December 31, 2020, which would have become vested assuming death or termination due to total and permanent disability on such date, based on the closing price of the Company's common stock on December 31, 2020 ($15.97). Any remaining unvested cash-settled 2018 and 2019 VDI awards would have been paid out at the Committee-approved performance ratings. The values of the long-term incentive awards granted in 2020 are not included in this amount because the awards would have been forfeited upon the occurrence of the specified events on or before the first anniversary of the awards' grant date. The value of such 2020 awards (at target for 2020 PAs and 2020 PCs) as of December 31, 2020 is shown below:

Name	Stock Options	RSUs	Performance Award Units	Performance Award Cash	SGI
Alan L. Boeckmann	$992,269	$2,664,706	$3,806,705	—	—
David E. Constable	—	$2,412,428	—	—	—
Garry W. Flowers	$378,005	$1,015,165	$1,450,172	—	—
Joseph L. Brennan	$70,884	$371,622	$271,921	$150,000	$271,937
(11)
This amount represents the cash retention payments to be made under retention awards for Mr. Boeckmann in the event of death, disability, a Company-initiated termination other than on a for-cause basis, or termination in connection with a change-in-control.

70 FLUOR CORPORATION | 2021 PROXY STATEMENT

PAY RATIO

PAY RATIO DISCLOSURE

The 2020 annual total compensation of the median compensated of all of our employees who were employed as of October 1, 2020 (other than the CEO) was $67,737. The 2020 annual total compensation of Mr. Hernandez, our CEO, as reported in the Summary Compensation Table, was $11,236,632. The ratio of the 2020 annual total compensation of our CEO to the 2020 annual total compensation of our median compensated employee was 166 to 1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, as well as the methodology described below.

In order to identify the median compensated employee, we utilized annual salary from our human resources information systems as our consistently applied compensation measure. We identified a group of employees with the approximate median annual salary ("Median Group") as indicated in our records. We then excluded employees with characteristics that could distort the pay ratio calculation and selected our median employee from the individuals remaining in the Median Group. As permitted by SEC rules, we excluded 42 employees in Mozambique, 1,811 in the Philippines, 101 in Russia, 25 in Azerbaijan, 6 in Argentina, and 189 in the United Arab Emirates, who in the aggregate, represented less than 5% of our total population of approximately 43,584 on October 1, 2020. As a result of these exclusions, the employee population used to identify our median employee was comprised of approximately 41,410 individuals.

The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratio.

FLUOR CORPORATION | 2021 PROXY STATEMENT 71

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our compensation philosophy for non-management directors is consistent with the philosophy established for the Company's named executives. The compensation program is designed to attract and retain directors with the necessary experience to represent the Company's stockholders and to advise the Company's executive management. The Company believes that director compensation should be reasonable in light of what is customary for companies of similar size, scope and complexity. Providing a competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success. The compensation program is also designed to align the directors' interests with the interests of stockholders over the long term. On an annual basis, the Committee considers market data for our Compensation Peer Group and input from the Committee's independent compensation consultant regarding market practices for director compensation. The Company uses a combination of cash and stock-based awards to compensate non-management directors and reviews compensation data from the companies included in the Compensation Peer Group as well as companies from similar industry segments and our general industry. Directors who are employees of the Company receive no compensation for their service as directors.

Cash Compensation

For 2020, non-management directors received an annual cash retainer of $125,000. The chair of the Audit Committee received an additional annual cash retainer in the amount of $20,000; the chairs of the Organization and Compensation, Governance and Commercial Strategies and Operational Risk Committees received an additional annual cash retainer in the amount of $15,000; the Lead Independent Director received an additional annual cash retainer in the amount of $35,000; and members of the Executive Committee who were not the chair of a committee received an additional annual cash retainer in the amount of $10,000. All cash retainers are paid quarterly. No changes were made to the cash-based components of our director compensation program in 2020.

In April 2020, in response to the business environment as impacted by the COVID-19 pandemic, our non-management directors voluntarily agreed to a temporary 20% reduction in their cash retainer fees. This temporary reduction in retainer fees ended in September 2020.

Stock-Based Compensation

Non-management directors receive an annual grant of RSUs with a total market value (based on the fair market value of the Company's common stock on the NYSE on the date of grant) of $155,000 as of the date of the annual meeting of stockholders. The 2020 RSU awards vested immediately upon grant. Non-management directors are required to own shares or share units in an amount equivalent to five times the annual retainer for Board service within five years of joining the Board.

Deferred Compensation Program

Directors have the option of deferring receipt of directors' fees and RSUs. Fees may be deferred until retirement, other termination of status as a director or, if elected by the director, a date at least two years after the end of the year in which they make a distribution election, pursuant to the 409A Director Deferred Compensation Program. Directors may elect to have deferred fees valued as if invested either wholly or partially in Company stock or one or more of 25 investment funds. Fee

72 FLUOR CORPORATION | 2021 PROXY STATEMENT

DIRECTOR COMPENSATION

deferrals made into the Fluor Stock Valuation Fund prior to January 1, 2013 and maintained continuously for five years earn a 25% premium on the deferred amount deemed invested in Company stock via the Fluor Stock Valuation Fund. The 25% premium was discontinued for any deferrals made following January 1, 2013. All amounts from deferred fees in the deferral accounts are paid in cash based on the directors' distribution elections.

RSUs may be deferred until retirement or other termination of status as a director and are invested in Company stock. RSU deferrals are paid in Fluor shares based on the directors' distribution elections.

The Company does not guarantee the rate of return on any deferrals whether in fees or in RSUs.

Former Retirement Plan

In March 2003, a committee of disinterested directors determined that non-management directors who received restricted shares on March 11, 1997 in consideration of the cancellation of the Fluor Corporation Retirement Plan for Outside Directors could make an irrevocable election to surrender such shares upon their retirement, death or disability. The only remaining director who made this election is Mr. Fluor. In lieu of these shares, Mr. Fluor will receive the amount of his accrued retirement benefits at the time of the cancellation of the retirement plan upon his retirement, death or disability. These benefits equal the retainer fees at the time of cancellation multiplied by the number of years he served prior to the cancellation of the plan. This amount will be paid in a lump sum (reduced to present value based on the 10-year Treasury rate) at retirement.

FLUOR CORPORATION | 2021 PROXY STATEMENT 73

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION TABLE

The table below summarizes the total compensation earned by each of the non-management directors serving in 2020. The compensation received by Mr. Constable, who served as a non-management director prior to his hiring as an Executive Vice President of the Company, effective December 21, 2020, is reported above in the Summary Compensation Table.

(a)	(b)	(c)	(d)	(e)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Peter K. Barker(4)	$117,500	$90,424	$129	$208,053
Alan M. Bennett(5)	$291,250	$155,002	$5,140	$451,392
Rosemary T. Berkery	$127,500	$155,002	$5,140	$287,642
H. Paulett Eberhart(6)	$31,250	$77,501	$23	$108,774
Peter J. Fluor(7)	$147,500	$155,002	$140	$302,642
James T. Hackett	$127,500	$155,002	$5,140	$287,642
Thomas C. Leppert(5),(8)	$232,500	$244,999	$140	$477,639
Teri P. McClure(9)	$31,250	$90,421	$35	$121,706
Deborah D. McWhinney(4)	$112,500	$90,424	$5,129	$208,053
Armando J. Olivera	$112,500	$155,002	$5,140	$272,642
Matthew K. Rose	$112,500	$155,002	$140	$267,642

(1)
The amounts in column (b) represent fees paid for board retainers, committee chair retainers and the Lead Independent Director retainer.

(2)
The amounts in column (c) represent the fair market value of the RSUs granted in 2020 on the date of grant in accordance with ASC 718, calculated using the closing price of the Company's common stock ($17.80) on the NYSE on November 24, 2020, the date of grant, except for Ms. McClure, whose award is described in footnote 9 below.

(3)
The amounts in column (d) may include the following, which amounts vary by director: charitable gift match, Company-paid premiums on director's life insurance, spousal travel and any related tax gross-ups. Such amounts are detailed in a separate Director All Other Compensation table.

(4)
Mr. Barker and Ms. McWhinney received pro-rated grants of RSUs for their service on the board in 2020, which extended past their expected retirement dates due to the delayed 2020 annual meeting of stockholders. The amount shown in column (c) represents the fair market value on the date of grant in accordance with ASC 718, calculated using the closing price of the Company's common stock ($17.80) on the NYSE on November 24, 2020, the date of grant.

(5)
In connection with their time and effort on the Special Committee, Messrs. Bennett and Leppert received additional cash payments of $150,000 and $120,000, respectively.

(6)
Ms. Eberhart received a pro-rated grant of RSUs on the date of her appointment. The amount shown in column (c) represents the fair market value on the date of grant in accordance with ASC 718, calculated using the closing price of the Company's common stock ($17.80) on the NYSE on November 24, 2020, the date of grant.

(7)
As of December 31, 2020, Mr. Fluor held 11,018 shares of unvested restricted stock. None of the other non-employee directors held any unvested stock or option awards as of such date.

74 FLUOR CORPORATION | 2021 PROXY STATEMENT

DIRECTOR COMPENSATION

(8)
Mr. Leppert also received a pro-rated grant of 5,056 RSUs on November 24, 2020 for his service from his appointment in 2019 to the 2020 annual meeting of stockholders.

(9)
Ms. McClure received a pro-rated grant of RSUs on the date of her appointment. This grant is subject to a three-year post-vest holding requirement. The amount shown in column (c) represents the fair market value on the date of grant in accordance with ASC 718, calculated using the closing price of the Company's common stock ($9.15) on the NYSE on October 1, 2020, the date of grant, less a liquidity discount of 15% related to the Post-Vest Holding Period on common stock underlying these awards.

FLUOR CORPORATION | 2021 PROXY STATEMENT 75

DIRECTOR COMPENSATION

DIRECTOR ALL OTHER COMPENSATION

The following table and related footnotes describe each component of the All Other Compensation column (column (d)) of the Director Summary Compensation Table for 2020.

(a)	(b)	(c)	(d)	(e)
Name	Charitable Gift Match ($)(1)	Life Insurance Premiums ($)(2)	Spousal Travel ($)(3)	Total ($)
Peter K. Barker	—	$129	—	$129
Alan M. Bennett	$5,000	$140	—	$5,140
Rosemary T. Berkery	$5,000	$140	—	$5,140
H. Paulett Eberhart	—	$23	—	$23
Peter J. Fluor	—	$140	—	$140
James T. Hackett	$5,000	$140	—	$5,140
Thomas C. Leppert	—	$140	—	$140
Teri P. McClure	—	$35	—	$35
Deborah D. McWhinney	$5,000	$129	—	$5,129
Armando J. Olivera	$5,000	$140	—	$5,140
Matthew K. Rose	—	$140	—	$140

(1)
The amounts in column (b) represent Company matched charitable contributions (to a maximum of $5,000 per donor, per year) made to eligible institutions.

(2)
The amounts in column (c) represent Company-paid premiums for each director for non-contributory life insurance benefits.

(3)
The amounts in column (d) represent the incremental cost of business-related spousal travel and any corresponding tax gross-up for the business-related spousal travel.

76 FLUOR CORPORATION | 2021 PROXY STATEMENT

PROPOSAL 3 — RATIFICATION OF ACCOUNTING FIRM

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with our commitment to good corporate governance, the Board is asking stockholders to ratify the Audit Committee's appointment of Ernst & Young LLP ("EY") as our independent registered public accounting firm to audit the financial statements of the Company for the year ending on December 31, 2021. In the event the stockholders fail to ratify the appointment of EY, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Fluor and its stockholders.

A representative of EY is expected to be present at the virtual meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

Audit and Other Fees

The following table presents aggregate fees for professional audit services rendered by EY for the audit of the Company's annual financial statements for 2020 and 2019, and fees billed for other services provided by EY for the years 2020 and 2019.

	Year (in millions)
	2020	2019
Audit Fees(1)	$9.5	$13.3
Audit-Related Fees(2)	0.4	0.4
Tax Fees(3)	0.3	0.3
All Other Fees	—	—

Total Fees Paid	$10.2	$14.0

(1)
Consists of fees relating to the annual audit, quarterly reviews, statutory audits, our adoption of new accounting standards and comfort letters. 2019 audit fees also include additional fees related to the restatement of historical financial statements.

(2)
Consists of fees relating to benefit plan audits, accounting and reporting consultations, and financial due diligence related to acquisitions.

(3)
Consists of fees for tax compliance services (including preparation and filing of expatriate tax returns) and tax consulting services (including support for tax restructuring).

FLUOR CORPORATION | 2021 PROXY STATEMENT 77

PROPOSAL 3 — RATIFICATION OF ACCOUNTING FIRM

Audit Firm Selection and Independence

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Audit Committee evaluates the selection of the independent registered public accounting firm each year. In addition, in order to promote continuing auditor independence, the Audit Committee considers the independence of the firm at least annually, including with respect to the tax services provided by them. In conjunction with the mandated rotation of the independent registered public accounting firm's lead engagement partner every five years, the Audit Committee and its chair are also directly involved in the selection of EY's new lead engagement partner. When evaluating our independent registered public accounting firm, the Audit Committee considers the firm's past performance, including the quality and efficiency of the services provided, the firm's qualifications and resources, and the firm's knowledge of our operations and industry. Based on their most recent evaluation of EY, including the factors described above, the members of the Audit Committee believe that the continued retention of EY to serve as the Company's independent registered public accounting firm is in the best interests of the Company and its stockholders.

Audit Committee's Pre-Approval Policy

The Audit Committee of our Board has policies and procedures that govern the pre-approval of all audit and non-audit services to be provided by our independent registered public accounting firm and prohibit certain services from being provided by our independent registered public accounting firm. The independent registered public accounting firm may not render any audit or non-audit service unless the service is approved in advance by the Audit Committee pursuant to its pre-approval policies and procedures. For any pre-approval, the Audit Committee confirms that such services are consistent with the rules of the SEC and the Public Company Accounting Oversight Board on auditor independence.

On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the Company by our independent registered public accounting firm during the year. Management provides the Audit Committee a quarterly report listing services performed by, and fees paid to, the independent registered public accounting firm during the current year. The Audit Committee has delegated authority to the chair of the Audit Committee to pre-approve any audit or non-audit services to be provided to the Company by the independent registered public accounting firm for which the cost is less than $500,000. The chair must report any pre-approval pursuant to the delegation of authority to the Audit Committee at its next scheduled meeting, and the Audit Committee is then asked to ratify the pre-approved service. For 2020, all services by the independent registered public accounting firm were pre-approved.

78 FLUOR CORPORATION | 2021 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its oversight responsibility for the:

  •
  Company's accounting, reporting and financial practices, including the integrity of its financial statements;

  •
  Company's compliance with legal and regulatory requirements;

  •
  independent registered public accounting firm's qualifications and independence; and

  •
  performance of the Company's internal audit function and independent registered public accounting firm.

In carrying out these responsibilities, the Audit Committee, among other things, supervises the relationship between the Company and its independent registered public accounting firm, including making decisions with respect to its appointment or removal, reviewing the scope of its audit services, pre-approving the audit engagement and related fees and non-audit services and related fees and evaluating its independence. The Audit Committee oversees the mandated rotation of the independent registered public accounting firm's lead engagement partner every five years, and the Audit Committee and its chair are also directly involved in the selection of the independent registered public accounting firm's new lead engagement partner. In accordance with such rotation, Ernst & Young LLP (EY), the Company's independent registered public accounting firm since 1973, will have a new lead engagement partner in 2021. The Audit Committee oversees and evaluates the adequacy and effectiveness of the Company's systems of internal and disclosure controls and oversees the internal audit function. The Audit Committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.

Each member of the Audit Committee is independent within the meaning set forth in SEC regulations, NYSE listing standards and our Corporate Governance Guidelines, and the Board has further determined that Mr. Bennett and Mr. Rose are "audit committee financial experts" as such term is defined in SEC regulations. The Audit Committee acts pursuant to a charter, a copy of which can be found on our website at http://www.fluor.com/sustainability/corporate-governance/corporate-governance-documents.

The Company's management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the Company's system of internal controls. EY's responsibilities include auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and an opinion on the Company's internal control over financial reporting.

As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with management and EY, the audited financial statements of the Company for the year ended December 31, 2020. The Audit Committee discussed with EY the matters that are required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has discussed with EY the registered public accounting firm's independence from the

FLUOR CORPORATION | 2021 PROXY STATEMENT 79

REPORT OF THE AUDIT COMMITTEE

Company and its management, and considered the compatibility of non-audit services with the registered public accounting firm's independence.

Based on its review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC. The Audit Committee has also appointed EY as the Company's independent registered public accounting firm for the year ended December 31, 2021.

The Audit Committee
Alan M. Bennett, Chair* Rosemary T. Berkery Teri P. McClure Matthew K. Rose

*
Appointed Chair in February 2020

80 FLUOR CORPORATION | 2021 PROXY STATEMENT

STOCK OWNERSHIP

STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF EXECUTIVE OFFICERS AND DIRECTORS

The following table contains information regarding the beneficial ownership of our common stock as of March 1, 2021 by:

  •
  each director and nominee for director;

  •
  each named executive officer; and

  •
  all current directors and executive officers of the Company as a group.

Except as otherwise noted, the individual or his or her family members had sole voting and investment power with respect to such shares.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Fluor Stock-Based Holdings(2)	Percent of Shares Beneficially Owned(3)
Directors:
Alan M. Bennett	20,606	37,016	*
Rosemary T. Berkery	23,272	43,671	*
Alan L. Boeckmann(4)	187,056	328,804	*
David E. Constable(4)	13,837	164,897	*
H. Paulett Eberhart	12,354	12,354	*
Peter J. Fluor	149,006	407,050	*
James T. Hackett	33,009	54,548	*
Thomas C. Leppert	13,764	13,764	*
Teri P. McClure	—	11,626	*
Armando J. Olivera	19,491	38,688	*
Matthew K. Rose	19,581	28,409	*
Named Executive Officers:
Joseph L. Brennan	27,644	48,138	*
Garry W. Flowers(5)	245,573	347,962	*
Carlos M. Hernandez(6)	552,430	763,313	*
Rick Koumouris(7)	96,464	87,119	*
D. Michael Steuert(8)	45,992	76,578	*
All directors and executive officers as a group (20 persons)	860,641	1,779,081	0.61%

*
owns less than 1% of the outstanding common stock

(1)
The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have "beneficial ownership" of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days. This number of shares beneficially owned therefore includes all restricted stock, shares held in the Company's 401(k) plan, shares that may be acquired within 60 days pursuant to the exercise of stock options, vesting of RSU or vesting of VDI units, and shares that may be acquired within 60 days pursuant to the settlement

FLUOR CORPORATION | 2021 PROXY STATEMENT 81

STOCK OWNERSHIP

  of vested restricted stock units deferred by certain non-management directors under the Director Deferred Compensation Program. Included in the number of shares beneficially owned by Messrs. Boeckmann, Brennan, Flowers, Hernandez, Koumouris and all directors and officers as a group, are 157,264, 20,786, 158,209, 397,404, 54,290 and 836,068 shares, respectively, subject to RSUs or VDI units vesting or options exercisable within 60 days after March 1, 2021. Included in the number of shares beneficially owned by Messrs. Fluor, Hackett, Olivera, Rose, and all directors and executive officers as a group, are 8,300, 3,311, 17,008, 8,300 and 36,919 shares, respectively, that may be acquired within 60 days pursuant to the settlement of vested RSUs deferred under the Director Deferred Compensation Program.

(2)
Combines beneficial ownership of shares of our common stock with (i) deferred directors' fees held by certain non-management directors as of March 1, 2021 in an account economically equivalent to our common stock (but payable in cash and some of which is unvested and attributable to the premium described in "Director Compensation" beginning on page 72 of this proxy statement), (ii) RSUs held by executive officers that vest more than 60 days after March 1, 2021 (which are payable in shares of common stock upon vesting) and (iii) vested RSUs that were granted to certain non-management directors that are subject to a post-vest holding period and for which shares have not been issued. This column indicates the alignment of the named individuals and group with the interests of the Company's stockholders because the value of their total holdings will increase or decrease correspondingly with the price of Fluor's common stock. The amounts described in this footnote are not included in the calculation of the percentages contained in the Percent of Shares Beneficially Owned column of this table.

(3)
The percent ownership for each stockholder on March 1, 2021 is calculated by dividing (i) the total number of shares beneficially owned by the stockholder by (ii) 140,410,197 shares (the total number of shares outstanding on March 1, 2021) plus any shares that may be acquired by that person within 60 days after March 1, 2021 as described under footnote 1 above.

(4)
Mr. Boeckmann and Mr. Constable are also named executive officers.

(5)
Stock ownership for Mr. Flowers reflects direct holdings as of January 18, 2021, the last day on which he served as an executive officer of the Company.

(6)
Stock ownership for Mr. Hernandez reflects direct holdings as of December 31, 2020, the last day on which he served as an executive officer of the Company.

(7)
Stock ownership for Mr. Koumouris reflects holdings as of September 22, 2020, the last day on which he served as an executive officer of the Company.

(8)
Stock ownership for Mr. Steuert reflects holdings as of July 21, 2020, the last day on which he served as an executive officer of the Company.

82 FLUOR CORPORATION | 2021 PROXY STATEMENT

STOCK OWNERSHIP

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information regarding the beneficial ownership of our common stock as of the dates indicated below by the stockholders that our management knows to beneficially own more than 5% of our outstanding common stock. The percentage of ownership is calculated using the number of outstanding shares on March 1, 2021.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Class
BlackRock, Inc.	14,765,027	(1)	10.5%
The Vanguard Group	11,202,387	(2)	8.0%

(1)
Based on information contained in Amendment No. 7 to the Schedule 13G filed with the SEC on January 27, 2021 by BlackRock, Inc. ("BlackRock"), which indicates that, as of December 31, 2020, BlackRock and certain of its subsidiaries had sole voting power relative to 14,563,113 shares, shared voting power relative to 0 shares, sole dispositive power relative to 14,765,027 shares and shared dispositive power relative to 0 shares. The address of BlackRock is 55 East 52nd St., New York, NY 10055.

(2)
Based on information contained in Amendment No. 8 to the Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group ("Vanguard"), which indicates that, as of December 31, 2020, Vanguard had sole voting power relative to 0 shares, shared voting power relative to 138,715 shares, sole dispositive power relative to 10,963,410 shares and shared dispositive power relative to 238,977 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Fluor common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. In addition to requiring prompt disclosure of open-market purchases or sales of Company shares, Section 16(a) applies to technical situations. The Company maintains and regularly reviews procedures to assist the Company in identifying reportable transactions and assists our directors and executive officers in preparing reports regarding their ownership and changes in ownership of our securities and filing those reports with the SEC on their behalf. Based solely upon a review of filings with the SEC, a review of Company records and written representations by our directors and executive officers, the Company believes that all Section 16(a) filing requirements were complied with for 2020, except that Joseph L. Brennan filed one Form 4 amendment relating to the grant of a Stock Growth Incentive Award that was inadvertently omitted from the original filing due to administrative error.

FLUOR CORPORATION | 2021 PROXY STATEMENT 83

ADDITIONAL INFORMATION

OTHER BUSINESS

The Company does not intend to present any other business for action at the annual meeting and does not know of any other business intended to be presented by others.

ADDITIONAL INFORMATION

Electronic Delivery of Our Stockholder Communications

If you received the Notice or proxy materials by mail, we strongly encourage you to conserve natural resources and reduce the Company's printing and processing costs by signing up to receive your stockholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and the proxy statement are available on the internet, and you can submit your vote easily online. Electronic delivery can help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. Your electronic delivery enrollment will be effective until you cancel it. To sign up for electronic delivery, go to http://enroll.icsdelivery.com/fluor. This link is also available in the investor relations section of our website at www.fluor.com. If you have questions about electronic delivery, please call our investor relations department at (469) 398-7222.

Expenses of Solicitation and "Householding" of Proxy Materials

The expense of the proxy solicitation will be paid by the Company. Some officers and employees may solicit proxies personally, by phone or electronically, without additional compensation. Innisfree M&A Incorporated has been engaged to assist in the solicitation for which it will receive approximately $20,000 plus reimbursement of reasonable expenses incurred on our behalf. The Company also expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's common stock.

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice or certain proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders, cost savings for companies and benefits to the environment. The Company and some brokers will be householding the Notice and proxy materials for stockholders who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding the Notice or proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice or proxy materials, or if you share an address with another stockholder and you would prefer to receive a single copy of the Notice or proxy materials instead of multiple copies, please notify Fluor's investor relations department at (469) 398-7222 or Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039 or, if your shares are held in a brokerage account, your broker. The Company promptly will deliver to a stockholder who received one copy of the Notice or proxy materials as the result of householding a separate copy of the Notice or proxy materials upon the stockholder's written or oral request directed to Fluor's investor relations department at (469) 398-7222 or Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Please note, however, that if you

84 FLUOR CORPORATION | 2021 PROXY STATEMENT

ADDITIONAL INFORMATION

wish to receive a paper proxy card or other proxy materials for purposes of this year's annual meeting, you should follow the instructions provided in the Notice.

Electronic Voting

Use of the internet or telephonic voting procedures described on page 88 of this proxy statement constitutes your authorization for Broadridge Financial Solutions, or in the case of shares held in Company retirement plans, the trustee, to deliver a proxy card on your behalf to vote at the annual meeting in accordance with your internet or telephonically communicated instructions.

Annual Report

Any stockholder who would like a copy of our 2020 Annual Report on Form 10-K, including the financial statements and the financial statement schedules, may obtain one, without charge, by addressing a request to the Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. You may also obtain access to a copy of the Form 10-K in the investor relations section of our website at www.fluor.com by clicking on "Financial Information" and "SEC Filings."

FLUOR CORPORATION | 2021 PROXY STATEMENT 85

ADDITIONAL INFORMATION

2022 ANNUAL MEETING OF STOCKHOLDERS

We anticipate that the 2022 annual meeting of stockholders will be held on or about May 5, 2022.

Advance Notice Procedures

Under the Company's Bylaws, stockholders may nominate directors or bring other business before an annual meeting if written notice is delivered to the Company's Secretary (containing certain information specified in the Bylaws about the stockholder and the proposed action) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting — that is, with respect to the 2022 annual meeting, between January 6, 2022 and February 5, 2022. These requirements are separate from the Company's proxy access procedures and the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement (which are described below). Any notices should be sent to: Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. The chair of the meeting may refuse to acknowledge or introduce any stockholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the Bylaws. If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Proxy Access Procedures

The Company's Bylaws permit a stockholder, or group of up to 20 stockholders, owning continuously for at least three years shares of Fluor stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in the Company's proxy materials director nominees constituting up to the greater of two or 20% of the Company's Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. Written notice of proxy access director nominees must be received not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the definitive proxy statement was first sent to stockholders in connection with the preceding year's annual meeting — that is, with respect to the 2022 annual meeting, between October 20, 2021 and November 19, 2021. Any notices should be addressed to the Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.

Stockholder Proposals for the 2022 Annual Meeting

Stockholders interested in submitting a Rule 14a-8 proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2022 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals should be received by the Company's Secretary no later than the close of business on November 19, 2021. Any proposals should be sent to: Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.

86 FLUOR CORPORATION | 2021 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a notice regarding internet availability of proxy materials instead of a full set of printed materials?

As permitted by SEC rules, we are making this proxy statement and our annual report available to our stockholders primarily via the internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process will expedite stockholders' receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. Each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive a paper copy of the proxy materials) will receive a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access and review the proxy materials on the internet, including our proxy statement and our annual report, and how to access an electronic proxy card to vote on the internet or by phone. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Notice, you will not receive a printed copy of the proxy materials unless you request one. If you receive a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Who is entitled to vote at the meeting?

The Board set March 8, 2021 as the record date for the 2021 annual meeting. If you were a stockholder of record at the close of business on March 8, 2021, you are entitled to vote at the 2021 annual meeting.

What are my voting rights?

Stockholders have one vote for each share of Fluor common stock owned by them as of the close of business on March 8, 2021, the record date, with respect to all business of the meeting. There is no cumulative voting.

How many shares must be present to hold a meeting?

On March 8, 2021, the Company had 140,857,290 shares of common stock outstanding. The presence at the meeting, in person (online) or by proxy, of a majority of the outstanding shares of Fluor common stock on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes (broker-held shares for which the brokers have not received voting instructions from clients and with respect to which the brokers do not have discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting.

FLUOR CORPORATION | 2021 PROXY STATEMENT 87

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How do I vote my shares?

If you are a stockholder of record as of the record date, you may authorize the voting of your shares in any of the following ways by following the instructions in the Notice:

  •
  over the internet at www.proxyvote.com;

  •
  telephonically by calling 1-800-690-6903;

  •
  by completing, signing and mailing the printed proxy card, if you received or requested a paper copy of the proxy materials; or

  •
  online during the virtual annual meeting.

Authorizations submitted over the internet at www.proxyvote.com or by phone must be received by 11:59 p.m. Eastern Daylight Time on May 5, 2021.

If the shares you own are held in "street name" by a bank, brokerage firm or other nominee, that nominee may provide you with a Notice. Follow the instructions on the Notice to access our proxy materials and vote online, or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, a voting instruction card is included so you can instruct your bank, broker or other nominee how to vote your shares.

How do I vote if my shares are held in Company retirement plans?

If you hold any shares in Company retirement plans, you are receiving, or are being provided access to, the same proxy materials as any other stockholder of record. However, your proxy vote will serve as voting instructions to The Northern Trust Company, as trustee of the plans. If voting instructions (or any revocation or change of voting instructions) are not received by the trustee by 5:59 p.m. Eastern Daylight Time on May 4, 2021, or if you do not provide properly completed and executed voting instructions, any shares you hold in Company retirement plans will be voted by the trustee in favor of the ten nominees for director, and in proportion to the manner in which the other Company retirement plan participants vote their shares with respect to the other proposals.

What vote is required for the election of directors and the other proposals?

  Proposal 1 — Election of Directors

Each director nominee receiving the majority of votes cast (number of shares voted "for" a director nominee must exceed the number of shares voted "against" that director nominee) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted in the determination of votes cast, and thus do not have an effect on the outcome of voting for directors.

88 FLUOR CORPORATION | 2021 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

  Proposals 2 and 3 — Executive Compensation and Auditors

With respect to each of Proposals 2 and 3, the affirmative vote of the majority of shares represented in person (online) or by proxy at the annual meeting and entitled to vote on the proposal is required. Abstentions have the same effect as a vote "against" Proposals 2 and 3, and broker non-votes (if applicable) do not have an effect on the outcome of these proposals. Each of these votes is advisory, and the Board will give consideration to the voting results.

  Broker Discretionary Voting

If your shares are held in street name and you do not provide voting instructions to your broker in advance of the annual meeting, NYSE rules grant your broker discretionary authority to vote your shares on "routine matters," including the ratification of the independent auditors (Proposal 3). However, the proposals regarding the election of directors and the advisory vote to approve executive compensation are not considered "routine matters." Therefore, if you hold your shares of Company common stock in street name and do not provide voting instructions to your broker, your shares will not be voted on Proposals 1 and 2. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on these proposals, even if you plan to attend the annual meeting. Please follow the instructions set forth in the Notice.

What if I do not specify how I want my shares voted?

For shares other than shares held in Company retirement plans or held in street name, if you properly submit a proxy without giving specific voting instructions, the proxyholders named therein will vote in accordance with the recommendation of the Board: (1) FOR the election of the ten director nominees listed above, (2) FOR the advisory resolution to approve executive compensation and (3) FOR the ratification of the appointment of EY as independent registered public accounting firm for the year ending December 31, 2021. As to any other business that may properly come before the meeting, the proxyholders will vote in accordance with their best judgment, although the Company does not presently know of any other business.

Can I revoke my proxy or change my vote after submitting my proxy?

Yes. For shares held of record, you may revoke your proxy or change your voting instructions by submitting a later-dated vote via the internet, by phone or by delivering written notice to the Secretary of the Company at any time prior to 24 hours before the commencement of the annual meeting, or by joining the virtual annual meeting and following the voting instructions provided on the meeting website. If you are a participant in Company retirement plans, you may revoke your proxy and change your vote, but only until 5:59 p.m. Eastern Daylight Time on May 4, 2021. If the shares you own are held in street name by a bank, brokerage firm or other nominee, you should contact that nominee if you wish to revoke or change previously given voting instructions.

FLUOR CORPORATION | 2021 PROXY STATEMENT 89

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How do I attend the meeting?

To support the health and well-being of our employees and our shareholders, this year's annual meeting will be held exclusively online as an audio webcast, with no option to attend in person. The Company has sought to provide stockholders with the same rights and opportunities to participate in the annual meeting online as in person. If you plan to join the virtual meeting, you will need to visit www.virtualshareholdermeeting.com/FLR2021 and use your 16-digit control number provided in the Notice or proxy card to log into the meeting. If your shares are held in "street name" by a bank, brokerage firm or other nominee, you may participate in the annual meeting online, vote and submit questions during the meeting by visiting the meeting website and logging in with the control number on the voting instruction form or Notice sent to you. We encourage shareholders to log in to the website and access the webcast early, beginning approximately 15 minutes before the annual meeting's 8:30 a.m. Central Daylight start time. We will have technicians available to assist with any difficulties you may have accessing the annual meeting. If you experience technical difficulties, please contact the technical support telephone number posted on www.virtualshareholdermeeting.com/FLR2021.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the chair of the meeting will convene the meeting at 8:30 a.m. CDT on the date specified above and at the Company's address specified below solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investor relations page of the Company's website at investor.fluor.com.

Will I be able to ask questions and participate in the virtual annual meeting?

Shareholders of record and proxy holders who provide their valid 16-digit control number will be able to participate in the annual meeting by voting their shares as outlined above. Such persons may also submit questions in advance of the annual meeting beginning approximately two weeks prior to the meeting until 11:59 p.m., Eastern Daylight Time on Friday, April 30, 2021, by logging into www.proxyvote.com and following the instructions on the website. In addition, shareholders attending the meeting can submit questions during the meeting by following the instructions on the meeting website.

We will answer questions that are pertinent to the annual meeting or the Company's business and that comply with the meeting rules of conduct during the annual meeting of stockholders, subject to time constraints. If we receive substantially similar questions, we may group such questions together. If we do not have sufficient time to respond to proper questions during the meeting, we will post those questions and responses on the investor relations page of our website as soon as practicable following the meeting. Questions regarding personnel matters or matters not relevant to meeting matters will not be answered. In addition, a replay of the annual meeting will be made available on our investor relations website as soon as practicable following the meeting.

90 FLUOR CORPORATION | 2021 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Beginning 15 minutes prior to, and during, the annual meeting, the list of our stockholders of record entitled to vote will be available for viewing at www.virtualshareholdermeeting.com/FLR2021 for any purpose germane to the meeting by stockholders of record with their valid 16-digit control number.

Additional information regarding the rules and procedures for participating in the virtual annual meeting (including the Q&A process, such as the number and types of questions permitted, the time allotted for questions, and how questions will be recognized, answered and disclosed) will be provided in our meeting rules of conduct, which shareholders can view once they log on to the meeting website.

March 19, 2021 Irving, Texas	John R. Reynolds Executive Vice President, Chief Legal Officer and Secretary

FLUOR CORPORATION | 2021 PROXY STATEMENT 91

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:59 P.M. Eastern Daylight Time on May 4, 2021 (benefit plan shares) or 11:59 P.M. Eastern Daylight Time on May 5, 2021 (registered shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FLR2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 5:59 P.M. Eastern Daylight Time on May 4, 2021 (for shares allocable to a benefit plan account) or 11:59 P.M. Eastern Daylight Time on May 5, 2021 (for registered shares). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. FLUOR CORPORATION 6700 LAS COLINAS BLVD. IRVING, TX 75039 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D36406-P51080-Z79290 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FLUOR CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: Alan M. Bennett For ! ! ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! ! ! A. B. Rosemary T. Berkery The Board of Directors recommends you vote FOR proposal 2. For Against Abstain ! ! ! 2. An advisory vote to approve the company's executive compensation. C. Alan L. Boeckmann D. David E. Constable The Board of Directors recommends you vote FOR proposal 3. ! ! ! E. H. Paulett Eberhart 3. The ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2021. F. James T. Hackett NOTE: I also authorize my proxies to vote in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof. G. Thomas C. Leppert H. Teri P. McClure I. Armando J. Olivera J. Matthew K. Rose Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

FLUOR CORPORATION 2021 Annual Meeting of Stockholders May 6, 2021 You are cordially invited to join the 2021 Annual Meeting of Stockholders which will be held on Thursday, May 6, 2021, beginning at 8:30 a.m. Central Daylight Time online via audio webcast at www.virtualshareholdermeeting.com/FLR2021 Important Notice Regar ding the A vailability of Pr oxy Materials for the Annual The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com Meeting: D36407-P51080-Z79290 FLUOR CORPORATION Annual Meeting of Stockholders This proxy is solicited by the Board of Directors The undersigned, a stockholder of Fluor Corporation, a Delaware corporation, revoking any proxy previously given, hereby constitutes and appoints J.R. Reynolds and E.P. Helm, or either of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of common stock of Fluor Corporation standing in the name of the undersigned at the Annual Meeting of Stockholders of Fluor Corporation, on Thursday, May 6, 2021 at 8:30 a.m. Central Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side of this proxy card and upon such other matters as may be properly presented. If you are a stockholder of record, this proxy card when properly executed will be voted as directed by the undersigned stockholder and in accordance with the discretion of the proxies as to any other matters that are properly presented. If no such direction is made, this proxy card will be voted FOR the election of the ten nominees for director, FOR the advisory resolution to approve the company's executive compensation, and FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2021. If you are a participant in a 401(k) or other retirement plan sponsored by Fluor Corporation or a subsidiary (the "Company Retirement Plans"), this proxy represents the number of Fluor Corporation shares allocable to that plan account as well as other shares registered in your name. As a participant in and a named fiduciary under the Company Retirement Plans, you have the right to direct the Northern Trust Company, as trustee, how to vote the shares of Fluor Corporation allocated to the plan account as well as a portion of any shares for which no timely voting instructions are received from other participants with respect to Proposals 2-3. If the trustee does not receive voting instructions from you by 5:59 p.m. Eastern Daylight Time on May 4, 2021, the trustee will vote FOR the nominees for Director in Proposal 1 and, with respect to Proposals 2-3, will vote the shares allocated to the plan account in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee's duties. If other matters come before the meeting, the named proxies will vote plan shares on those matters in their discretion. Continued and to be signed on reverse side